PROGEN INDUSTRIES LIMITED
                              ABN: 82 010 975 612


                                FINANCIAL REPORT


                               FOR THE YEAR ENDED
                                  30 JUNE 2004

                            PROGEN INDUSTRIES LIMITED

                                DIRECTORS' REPORT
--------------------------------------------------------------------------------

Your directors present their report on the Company for the year ended 30 June 2004.

1.   DIRECTORS

     The names and details of the Company's directors in office during the financial year and until the date of this report are as follows. Directors were in office for the entire period unless otherwise stated.

     As at the date of this report the directors' interests in shares and options of the Company were:

DIRECTOR              QUALIFICATIONS/EXPERIENCE             SPECIAL              DIRECTORS'
                                                        RESPONSIBILITIES         INTERESTS
                                                                             SHARES    OPTIONS
S. Chang        B.Eng                                  Executive              432,377  379,047
                Director of Capac International Pty.   Chairman
                Ltd.

L.J. Lee        B.Eng Sc MBA                           Managing                     -  640,000
                                                       Director

Prof.J.R.       MB BS Ph.D. FRACP                      Non-Executive           15,849  176,981
Zalcberg        Director of Haematology and Medical    Director
                Oncology Peter MacCallum Cancer
                Institute

P.O. Burns      BA LLB (Harvard) (Hons) Director       Non-Executive              500  175,000
                and consultant to many early stage     Director
                technology companies.

Dr M.L. Eutick  BSc (Hons) Ph.D. OAM Director of a
                number of advanced scientific and      Non-Executive                -  175,000
                technological companies                Director

Dr  S.S.C.      MD PhD Director and CEO Medigen        Non-Executive
Chang           Biotechnology Corporation, Taiwan      Director                     -  100,000

E. Cheng        B.E. Chemical Engineering. MBA         Alternate Director           -        -
                                                       to Dr S.S.C.
                                                       Chang

2.   COMPANY SECRETARY

     Linton W. P. Burns CA

     Mr. Burns was appointed Chief Financial Officer and Company Secretary on 23rd August 2004. Professionally he has attained international financial experience in publicly listed and privately held companies in a variety of industries including Biotechnology. He previously held a similar position with Bresagen Limited.

3.   EARNINGS PER SHARE                                       2004          2003
                                                               $             $

     Basic and diluted loss per share                 (14.6) cents  (31.1) cents

4.   DIVIDENDS

     No dividends have been paid or recommended.


                                                                       Page 2 44

                            PROGEN INDUSTRIES LIMITED

                                DIRECTORS' REPORT
--------------------------------------------------------------------------------

5.   CORPORATE INFORMATION

     The Company is limited by shares, incorporated in Queensland and domiciled in Australia.

6.   EMPLOYEES

     The Company employed 43 employees as at 30 June 2004 (2003: 49 employees). The decrease is a result of the disposal of the Life Sciences division.

7.   RESULTS AND REVIEW OF OPERATIONS

     COMPANY OVERVIEW

     The Company discovers, develops and commercialises small molecule therapeutics for the potential treatment of cancer and other diseases. PI-88 is the company's lead anticancer compound that is being investigated in multiple Phase II human clinical trial development in Australia, U.S. and Taiwan. In addition the Company has a cash flow positive Contract Manufacturing operation that provides a service to a growing number of domestic and U.S. Biotech and Lifesciences clientele.

     RESEARCH AND DEVELOPMENT DIVISION

     The R&D department in collaboration with various academic and industry groups conducts pharmaceutical research exploring carbohydrate-protein interactions in the development of disease. The importance of these interactions in the development of pharmaceutical drugs is well documented and PI-88's clinical development is testament to one potential application of this technology in the area of cancer. The Company is intent on building a future pipeline of drugs from drug discovery efforts that can be supported by a strong patent position and commercial applicability. Supplementing this research is an in licensing effort focused on late preclinical or early clinical drug candidates to supplement ongoing pipeline development.

     The primary activities of this division continue to be the development of the Company's anti-cancer drug candidates PI-88 and PI-166 as well as a drug discovery effort that is partially funded by an AusIndustry R&D Start Grant.

     COMMERCIAL SERVICES DIVISION

     Until  recently  this  division  operated  two  business  units  - Contract
     Manufacturing  and  Life  Sciences  Sales  &  Marketing.  The  Contract
     Manufacturing unit provides the process development and scale-up manufacture of bio-products for international and domestic customers. In November 2003 the Life Sciences division was sold to Global Sciences & Technology Ltd. This was completed as a trade-sale to provide further focus to the Company in the area of R&D.

     OPERATING RESULTS FOR THE YEAR

     Summarised operating results by business segments with prior year comparatives are as follows:

                                                       2004                2003
                                                      $'000               $'000
                                                    REVENUE    RESULTS  REVENUE  RESULTS
Research and Development                                836    (4,158)      743  (4,150)
Life Sciences                                         1,536       236     2,980     493
Contract Manufacture                                  1,954       614     1,799     277
Share of net profit/(loss) of associate                   -       183         -  (1,679)
                                                   -------------------------------------
Non-segment and unallocated                           1,867    (1,656)    2,633  (2,519)
                                                   -------------------------------------
CONSOLIDATED ENTITY REVENUES AND
OPERATING (LOSS)                                      6,193    (4,781)    8,155  (7,578)
                                                   =====================================


                                                                       Page 3 44

                            PROGEN INDUSTRIES LIMITED

                                DIRECTORS' REPORT
--------------------------------------------------------------------------------

     RESEARCH AND DEVELOPMENT

     The net investment in research and development remained almost unchanged year on year at $4.158 million which is slightly lower than expected mainly due to a slower than expected recruitment of patients into one of the PI-88 Phase II human clinical trials initiated in early calendar 2004. Several options are being considered to accelerate recruitment and the Company's investment into the PI-88 clinical development program is likely to increase in subsequent periods as trials are now running in 20 centres across 3 continents in three cancer indications.

     The  PI-88  Phase II clinical trial program has been purposely designed to:

     1. Evaluate the efficacy and safety of PI-88 as a single agent in a haematological tumour indication (multiple myeloma). Study completed August 2003.
     2. Evaluate the efficacy and safety of PI-88 as a single agent in a solid tumour indication (advanced malignant melanoma). Study commenced January 2004.
     3. Evaluate the efficacy and safety of PI-88 in combination with standard chemotherapy (advanced non-small cell lung cancer). Study commenced February 2004.
     4. Evaluate the efficacy and safety of PI-88 to treat minimal residual disease and reduce/prevent disease recurrence (adjuvant treatment to surgery in post operative primary liver cancer). This study was initiated by Medigen and commenced in July 2004.

     Increased activity into the commercialisation of PI-166, which is currently in a Phase Ib clinical trial in patients with inoperable (advanced) primary liver cancer, may increase pending the outcome of the Phase Ib trial. Recruitment into this trial has been slow due to availability of patients, but two additional recruitment centres have now been added to ramp-up recruitment into this trial. Expansion of the PI-166 clinical trial program is planned subject to the results of the Phase Ib trial.

     The Company's Drug Discovery unit, which is partially funded by an AusIndustry Start Grant, continues to make solid progress with the development of small molecule hits that are expected to fuel our future drug development pipeline. Collaboration with Prof. Martin Banwell (ANU's Research School of Chemistry) and Prof. Mark von Itzstein (Griffith University's Institute of Glycomics) complements this body of research. Screening of potential in-licensing candidates that meet near term clinical development objectives has also been stepped up to bridge the gap between entry of potential Drug Discovery lead molecules into development.

     Expenditure on clinical trials is expected to increase proportionately to anticipated recruitment into the PI-88 Phase II clinical trial program and additional project work in drug discovery.

     LIFE SCIENCES

     The Life Sciences division was divested in November 2003 as part of the Company's strategy to focus on the core activities of anti-cancer drug development and to position the Life Sciences unit to take advantage of strategic growth opportunities. The Company recorded a profit of $0.68 million on the sale of this division.

     Excluding the profit on sale, this division recorded a positive contribution of $0.236 million on sales of $1.54 million, equating to a margin of 15.3%. This compares to a margin of 16.5% in the previous year on full year sales of $2.98 million. The slight decrease in margin resulted from increased inventory carrying costs and services, which were necessary to meet demands of a growing agency product portfolio (Eppendorf).


                                                                       Page 4 44

                            PROGEN INDUSTRIES LIMITED

                                DIRECTORS' REPORT
--------------------------------------------------------------------------------

     CONTRACT MANUFACTURE

     Excluding the increase in manufacture of PI-88 for the clinical trial program, contract manufacturing revenue grew 8.6% year on year to $1.95 million.

     Gross margin as a percentage of profit increased from 15.4% to 31.4% primarily due to the more efficient use of labour resources.

     Growth in contract manufacturing revenue is limited by PI-88 production requirements, which are expected to increase in the foreseeable future as both the Company and Medigen expand recruitment into respective PI-88 clinical trials. Consequently revenue growth from contract manufacturing under current circumstances is restricted to PI-88 requirements and plant capacity.

     LIQUIDITY

     The Company ended the financial year in a strong financial position having cash and cash equivalents totalling $14.321million up from $11.995 million. The increase in cash reserves was due to the private placement closed in November 2003 and the exercise of shareholder and employee options following strong share price performance.

     The Company estimates that the current cash reserves are sufficient to fund its on-going operations for at least 18 months from the date of this report. This excludes any proceeds from the exercise of options, or capital requirements outside of normal operating activities.

     INVESTMENT IN MEDIGEN BIOTECHNOLOGY CORPORATION ("MEDIGEN")

     Progen continues to hold 19.9% equity in Taiwanese based and incorporated biotechnology company Medigen. On 1 January 2004, the Company re-assessed its capacity to have 'significant influence' over the control of Medigen and due to the significant growth and expansion of both Companys' activities has determined this to be no longer the case. As of that date, in accordance with Australian Accounting Standards, the Company has therefore discontinued the equity method of accounting for this investment.

     This investment continues to be carried at $2.38 million which is significantly less than its estimated net realisable value.

8.   SIGNIFICANT CHANGES IN THE STATE OF AFFAIRS

     There were no significant changes in the state of affairs of the Company during the year other than those matters that are stated in this report and the accompanying financial report.

9.   SIGNIFICANT EVENTS AFTER THE BALANCE DATE

     There has not been any matter or circumstance, other than referred to elsewhere in this report, the financial statements or notes thereto, that has arisen since 30 June 2004 that has significantly affected, or may significantly affect:

     -  the  Company's  operations  in  future  financial  years;  or
     -  the  results  of  those  operations  in  future  financial  years;  or
     -  the  Company's  state  of  affairs  in  future  financial  years.


                                                                       Page 5 44

                            PROGEN INDUSTRIES LIMITED

                                DIRECTORS' REPORT
--------------------------------------------------------------------------------

10.  LIKELY DEVELOPMENTS AND EXPECTED RESULTS

     The directors see significant opportunities and challenges in the year ahead to:

     - Complete an out licensing agreement based on the PI-88 clinical data package accumulated to date in various cancer clinical trials conducted in the United States of America, Australia, and Taiwan. This partnership seeks to engage a Pharmaceutical or Biotech company with appropriate capabilities to accelerate development and move towards commercialisation outcomes.
     - Continue development of our Drug Discovery capabilities in the novel glycobiology area by leveraging our expertise in the development of PI-88 and 11 years of experience in this area.
     - To screen in-licensing opportunities to supplement the existing drug development pipeline.
     - Increase revenue and profitability of Contract Manufacturing by strategically planning and capitalizing on opportunities to expand the business and/or grow our service reputation.
     - Assess funding opportunities to ensure that capital requirements are sufficient in facilitating realisation of corporate and operational objectives.

11.  DIRECTORS' AND SENIOR EXECUTIVES EMOLUMENTS

     Remuneration levels are competitively set to attract the most qualified and experienced directors and executives. Formal annual performance reviews are conducted for all personnel by their direct managers and form the basis for any remuneration adjustments depending on the Company policy at the time.

     The Board determines the allocation of employee options to all employees, in accordance with the Company's employee option plan.

     The total amount of remuneration of non-executive directors and allocation of options to all directors are subject to shareholder approval.

     The emoluments (excluding options granted) of each director and the 5 officers of the Company receiving the highest emoluments during the year are as follows:

                                       DIRECTORS'   SUPERANNUATION     MOTOR
DIRECTOR                      SALARY      FEES       CONTRIBUTIONS   VEHICLES    TOTAL
                                $           $              $             $         $
S. Chang                      188,815            -           16,993          -   205,808
L.J. Lee                      251,411            -           22,627     16,981   291,019
Prof. J.R. Zalcberg                 -       39,440            3,550          -    42,990
P.O. Burns                          -       42,990                -          -    42,990
Dr M.L. Eutick                      -       39,440            3,550          -    42,990
Dr S.S.C. Chang                     -       42,990                -          -    42,990

OFFICERS

R. Don                        118,522            -           10,667          -   129,189
(Vice President Research &
Development)
D. Schliebs                   110,000            -            9,900          -   119,900
(Vice President Business
Development)
M. McColl                     100,461            -            9,041     10,984   120,486
(Company Secretary, CFO)
G. Orders                      97,486            -            8,773          -   106,259
(General Manager Contract
Services)
R. Stewart                     50,540            -            3,240          -    53,780
(Sales & Marketing Manager)
to 28 November 2003


                                                                       Page 6 44

                            PROGEN INDUSTRIES LIMITED

                                DIRECTORS' REPORT
--------------------------------------------------------------------------------

12.  ENVIRONMENTAL REGULATIONS

     The Company complies with all environmental regulations applicable to its operations.

13.  ROUNDING

     The amounts contained in this report and in the financial report have been rounded to the nearest $1,000 (where rounding is applicable) under the option available to the Company under ASIC Class Order 98/0100. The Company is an entity to which the Class Order applies.

14.  INDEMNIFICATION AND INSURANCE OF DIRECTORS AND OFFICERS

     During the year, the Company paid a premium to insure the directors, company secretary and other executive staff. Due to the terms and conditions of the insurance arrangements, disclosure of the nature of the insurance and the premium are excluded.

     The liabilities insured include costs and expenses that may be incurred in defending any wrongful, but not wilful, act, error or omission by the officers in their capacity as officers of the Company.

     No other insurance premiums have been paid or indemnities given, during or since the end of the year, for any person who is or has been an officer or auditor of the Company.

15.  TAX CONSOLIDATION

     Effective from 1 July 2003, for the purposes of income taxation, Progen Industries Limited and it's dormant wholly-owned subsidiary have deferred the implementation of a tax sharing arrangement until the subsidiary is active.

16.  DIRECTORS AND MEETINGS ATTENDED

     The number of directors' meetings held during the year and the number of meetings attended by each director were as follows:

                                                      NO. OF DIRECTORS' MEETINGS
                                                 TOTAL WHILST A        ATTENDED
NAME                                                DIRECTOR
S. Chang                                                     13               13
L.J. Lee                                                     13               13
Prof. J.R. Zalcberg                                          13               12
P.O. Burns                                                   13               13
Dr M.L. Eutick                                               13               13
Dr S.S.C. Chang                                              13                7
E. Cheng (Alternate Director to Dr S S C Chang)              13                5

Total number of directors' meetings during the year : 13.


                                                 NO. OF AUDIT COMMITTEE MEETINGS
                                                   TOTAL WHILST A      ATTENDED
NAME                                                  MEMBER
P.O. Burns                                                    3                3
Dr M.L. Eutick                                                3                2

Total number of Audit Committee meetings during the year: 3


                                                                       Page 7 44

                            PROGEN INDUSTRIES LIMITED

                                DIRECTORS' REPORT
--------------------------------------------------------------------------------

17.  CORPORATE GOVERNANCE

     In recognising the need for the highest standards of corporate behaviour and accountability, the directors of Progen Industries Limited support and have adhered to the principles of corporate governance. The Company's corporate governance statement is disclosed separately in this annual report.

     Signed in accordance with a resolution of the directors.


/s/ Lewis Lee

____________________________
L Lee
Director
Brisbane

8 September 2004


                                                                       Page 8 44

     ERNST and YOUNG             - 1 Eagle Street           - Tel  617 3011 3333
                                   Brisbane QLD 4000          Fax  617 3011 3100
                                   Australia                  DX   165 Brisbane

                                   PO Box 7878
                                   Waterfront Place
                                   Brisbane QLD 4001


     INDEPENDENT AUDIT REPORT TO MEMBERS OF PROGEN INDUSTRIES LIMITED


     SCOPE

     The financial report and directors' responsibility
     The financial report comprises the statement of financial position, statement of financial performance, statement of cash flows, accompanying notes to the financial statements, and the directors' declaration for Progen Industries Limited (the company), for the year ended 30 June 2004.

     The directors of the company are responsible for preparing a financial report that gives a true and fair view of the financial position and performance of the company, and that complies with Accounting Standards in Australia, in accordance with the Corporations Act 2001. This includes responsibility for the maintenance of adequate accounting records and internal controls that are designed to prevent and detect fraud and error, and for the accounting policies and accounting estimates inherent in the financial report.

     Audit approach
     We conducted an independent audit of the financial report in order to express an opinion on it to the members of the company. Our audit was conducted in accordance with Australian Auditing Standards in order to provide reasonable assurance as to whether the financial report is free of material misstatement. The nature of an audit is influenced by factors such as the use of professional judgement, selective testing, the inherent limitations of internal control, and the availability of persuasive rather than conclusive evidence. Therefore, an audit cannot guarantee that all material misstatements have been detected.

     We performed procedures to asses whether in all material respects the financial report presents fairly, in accordance with the Corporations Act 2001, including compliance with Accounting Standards in Australia, and other mandatory financial reporting requirements in Australia, a view which is consistent with our understanding of the company's financial position, and of its performance as represented by the results of its operations and cash flows.

     We formed our audit opinion on the basis of theses procedures, which included:

     - examining, on a test basis, information to provide evidence supporting the amounts and disclosers in the financial report, and

     - assessing the appropriateness of the accounting polices and disclosers used and the reasonableness of significant accounting estimates made by the directors.

     While we considered the effectiveness of management's internal controls over financial reporting when determining the nature and extent of our procedures, our audit was not designed to provide assurance on internal controls.


                           Liability limited by the Accountants Scheme, approved under the Professional Standards Act 1994 (NSW)


                                                                       Page 9 44

     ERNST and YOUNG


     We performed procedures to asses whether the substance of business transactions was accurately reflected in the financial report. These and our other procedures did not include consideration or judgement of the appropriateness or reasonableness of the business plans or strategies adopted by the directors and management of the company.

     INDEPENDENCE

     We are independent of the company, and have met the independence requirements of Australian professional ethical pronouncements and the Corporations Act 2001. In addition to our audit of the financial report, we were engaged to undertake the services disclosed in the notes to the financial statements. The provision of these services has not impaired our independence.

     AUDIT OPINION

     In our opinion, the financial report of Progen Industries Limited is in accordance with:

(a)  the  Corporations  Act  2001,  including:
     (i) giving a true and fair view of the financial position of Progen Industries Limited at 30 June 2004 and of its performance for the year ended on that date; and
     (ii) complying with Accounting Standards in Australia and the Corporations Regulations 2001; and
(b)  other  mandatory  financial  reporting  requirements  in  Australia.



/s/ Ernst and Young
Ernst and Young



/s/ Michael J Reid
Michael J Reid
Partner
Brisbane

Date: 9 September 2004


                                                                      Page 10 44

PROGEN INDUSTRIES LIMITED

DIRECTORS' DECLARATION
--------------------------------------------------------------------------------

In accordance with a resolution of the directors of Progen Industries Limited, I state that:


(1)  In  the  opinion  of  the  directors:

     (a) The financial statements and notes of the Company are in accordance with the Corporations Act 2001, including the provision that:

          (i) this report provides a true and fair view of the Company's financial position as at 30 June 2004 and of its performance for the year ended on that date

          (ii) this report is in compliance with Accounting Standards and Corporations Regulations 2001

     (b) There are reasonable grounds to believe that the Company will be able to pay its debts as and when they become due and payable.


On behalf of the board.



/s/ Lewis Lee



L Lee
Director
Brisbane,

8 September 2004


                                                                      Page 11 44

PROGEN INDUSTRIES LIMITED

STATEMENTS OF FINANCIAL PERFORMANCE

FOR THE YEAR ENDED 30 JUNE 2004
---------------------------------------------------------------------------------------------------

                                                                         NOTES     2004      2003

                                                                                  $'000     $'000

REVENUE FROM ORDINARY ACTIVITIES
Sales revenue                                                                 2    3,490     4,779
Other revenue from ordinary activities                                        2    1,529     1,285
                                                                                 --------  --------
TOTAL REVENUE FROM OPERATING ACTIVITIES                                            5,019     6,064

REVENUE FROM NON-OPERATING ACTIVITIES
Revenue from sale of discontinued operation                                2(a)    1,174         -
Revenue from sale of non-current investment                                   2        -     2,091
                                                                                 --------  --------

TOTAL REVENUE FROM ORDINARY ACTIVITIES                                             6,193     8,155
                                                                                 --------  --------

Borrowing costs expensed                                                             (17)      (13)
Carrying value of non-current investment sold                                          -    (2,140)
Cost of  sales                                                                3   (1,021)   (1,919)
Consumable costs                                                                    (694)     (133)
Occupancy costs                                                                     (113)      (96)
Other expenses from ordinary activities                                       3     (746)   (1,234)
Research and development costs                                                    (4,312)   (4,547)
Selling, marketing, administrative and corporate costs                            (3,761)   (3,972)
Carrying value of Life Science assets sold                                          (493)        -
Share of net profit/(loss) of associate accounted for using the equity
method                                                                     8(a)      183    (1,679)
                                                                                 --------  --------
LOSS FROM ORDINARY ACTIVITIES BEFORE INCOME
TAX EXPENSE                                                                       (4,781)   (7,578)

INCOME TAX EXPENSE RELATING TO ORDINARY
ACTIVITIES                                                                    4        -         -
                                                                                 --------  --------
NET LOSS                                                                          (4,781)   (7,578)
                                                                                 --------  --------

NET LOSS ATTRIBUTABLE TO MEMBERS OF PROGEN
INDUSTRIES LIMITED                                                                (4,781)   (7,578)
                                                                                 --------  --------

Share Issue Costs                                                            16     (266)     (126)
TOTAL CHANGES IN EQUITY OTHER THAN THOSE
RESULTING FROM TRANSACTIONS WITH OWNERS AS
OWNERS                                                                            (5,047)   (7,704)
                                                                                 --------  --------

Basic and diluted loss per share (cents per share)                           22    (14.6)    (31.1)

The accompanying notes form part of these financial statements.


                                                                      Page 12 44

PROGEN INDUSTRIES LIMITED

STATEMENTS OF FINANCIAL PERFORMANCE

AS AT 30JUNE 2004
--------------------------------------------------------------------------------

                                               2004       2003

                                      NOTES    $'000      $'000

CURRENT ASSETS
Cash assets                             17b    14,321     11,995
Receivables                               5       458        666
Inventories                               6         -        796
Other                                     7       161         94
                                             ---------  ---------
TOTAL CURRENT ASSETS                           14,940     13,551
                                             ---------  ---------
NON-CURRENT ASSETS
Investments                               8     2,388      1,883
Property, plant and equipment            10     1,282      1,769
Other                                    11        15         15
                                             ---------  ---------
TOTAL NON-CURRENT ASSETS                        3,685      3,667
                                             ---------  ---------
TOTAL ASSETS                                   18,625     17,218
                                             ---------  ---------
CURRENT LIABILITIES
Payables                                 12     1,300      1,707
Provisions                               13       237        217
Other                                    14       209        593
                                             ---------  ---------
TOTAL CURRENT LIABILITIES                       1,746      2,517
                                             ---------  ---------
NON-CURRENT LIABILITIES
Provisions                               15        99         70
                                             ---------  ---------
TOTAL NON-CURRENT LIABILITIES                      99         70
                                             ---------  ---------
TOTAL LIABILITIES                               1,845      2,587
                                             ---------  ---------
NET ASSETS                                     16,780     14,631
                                             =========  =========
EQUITY
Contributed equity                       16    73,751     67,143
Accumulated losses                       27   (56,971)   (52,190)
Reciprocal shareholding in associate      8         -       (322)
                                             ---------  ---------
TOTAL EQUITY                                   16,780     14,631
                                             =========  =========

The accompanying notes form part of these financial statements.


                                                                      Page 13 44

PROGEN INDUSTRIES LIMITED

STATEMENTS OF FINANCIAL PERFORMANCE

FOR THE YEAR ENDED 30 JUNE 2004
--------------------------------------------------------------------------------


                                                               2004       2003

                                                     NOTES     $'000      $'000

CASH FLOWS FROM OPERATING ACTIVITIES
Receipts from customers                                         4,099      4,859
Payments to suppliers and employees                           (10,664)   (11,277)
Grant recovery                                                    626      1,162
Interest received                                                 665        493
Borrowing costs                                                   (17)       (13)
Other revenue received                                              3         14
                                                             ---------  ---------
NET CASH FLOWS FROM/(USED IN) OPERATING ACTIVITIES    17(a)    (5,288)    (4,762)
                                                             ---------  ---------

CASH FLOWS FROM INVESTING ACTIVITIES
Proceeds from sale of investments                                   -      2,091
Proceeds from sale of  discontinued operation                   1,174          -
Purchase of property, plant and equipment                        (190)      (169)
Proceeds from sale of property, plant and equipment                25         27
                                                             ---------  ---------
NET CASH FLOWS FROM /(USED IN) INVESTING ACTIVITIES             1,009      1,949
                                                             ---------  ---------

CASH FLOWS FROM FINANCING ACTIVITIES
Proceeds from issues of ordinary shares                         6,874      3,653
Payment of share issue costs                                     (266)      (126)
Repayment of finance lease principal                                -        (14)
                                                             ---------  ---------
NET CASH FLOWS FROM/(USED IN) FINANCING ACTIVITIES              6,608      3,513
                                                             ---------  ---------

NET INCREASE/(DECREASE) IN CASH HELD                            2,329        700
Add opening cash brought forward                               11,995     11,407
Effect of exchange rate changes on cash                            (3)      (112)
                                                             ---------  ---------
CLOSING CASH CARRIED FORWARD                          17(b)    14,321     11,995
                                                             =========  =========

The accompanying notes form part of these financial statements.


                                                                      Page 14 44

PROGEN INDUSTRIES LIMITED

NOTES TO THE FINANCIAL STATEMENTS

FOR THE YEAR ENDED 30 JUNE 2004
--------------------------------------------------------------------------------


1.   SUMMARY OF SIGNIFICANT ACCOUNTING POLICIES

BASIS OF ACCOUNTING

The financial report is a general-purpose financial report which has been prepared in accordance with the requirements of the Corporations Act 2001 which includes applicable Accounting Standards. Other mandatory professional reporting requirements (Urgent Issues Group Consensus Views) have also been complied with.

The financial report has been prepared in accordance with the historical cost convention.


CHANGES IN ACCOUNTING POLICIES

The  accounting policies adopted are consistent with those of the previous year.


FOREIGN CURRENCIES

Translation of foreign currency transactions

Transactions in foreign currencies are converted to local currency at the rate of exchange ruling at the date of the transaction. Amounts payable to and by the entity that are outstanding at the reporting date and are denominated in foreign currencies have been converted to local currency using rates of exchange ruling at the end of the financial year. All resulting exchange differences arising on settlement or re-statement are brought to account in determining the net profit or loss for the financial year.


CASH AND CASH EQUIVALENTS

Cash on hand and in banks and short-term deposits are stated at the lower of cost and net realisable value.

For the purposes of the Statement of Cash Flows, cash includes cash on hand, in banks, in short term deposits and money market investments readily convertible to cash within 2 working days, net of outstanding bank overdrafts.

Bank overdrafts are carried at the principal amount. Interest is charged as an expense as it accrues.


RECEIVABLES

Trade receivables are recognised and carried at original invoice amount less a provision for any uncollectible debts. An estimate for doubtful debts is made when collection of the full amount is no longer probable. Bad debts are written-off as incurred.


INVESTMENTS

Listed securities are carried at the lower of cost and recoverable amount. Where, in the opinion of the directors, there has been a decrease in the recoverable amount of an investment, a provision for diminution in value is recognised.

Investments in associates are carried at the lower of the equity-accounted amount and recoverable amount in the financial report. The effect of reciprocal adjustments are removed from the carrying value of the investment in the associate.

All other non-current investments are carried at the lower of cost and recoverable amount.


INVENTORIES

Inventories  are  valued  at  the  lower  of  cost  and  net  realisable  value.

Costs incurred in bringing each product to its present location and condition are accounted for as follows:

-    Raw  materials  -  purchase  cost  on  a  first-in-first-out  basis;  and
- Finished goods and work-in-progress - cost of direct material and labour and a portion of manufacturing overheads based on normal operating capacity.


                                                                      Page 15 44

PROGEN INDUSTRIES LIMITED

NOTES TO THE FINANCIAL STATEMENTS

FOR THE YEAR ENDED 30 JUNE 2004
--------------------------------------------------------------------------------


1.   SUMMARY OF SIGNIFICANT ACCOUNTING POLICIES (CONT'D)


RECOVERABLE AMOUNT

Non-current assets measured using the cost basis are not carried at an amount above their recoverable amount, and where carrying values exceed this recoverable amount assets are written down. In determining recoverable amount, the expected net cash flows have been discounted to their present value using a market determined risk adjusted discount rate. The Company has not undertaken any non-current asset write downs of this kind during the current period.

PROPERTY, PLANT AND EQUIPMENT

Cost and valuation

All  classes  of  property,  plant  and  equipment  are  measured  at  cost.

Depreciation

Depreciation is provided on a straight line basis on all property, plant and equipment.

Major depreciation periods are:       2004            2003

Plant and equipment                5 - 10 years    5 - 10 years
Office furniture and equipment     3 - 10 years    3 - 10 years
Leasehold improvements           the lease term  the lease term


LEASES

Leases are classified at their inception as either operating or finance leases based on the economic substance of the agreement so as to reflect the risks and benefits incidental to ownership.

Operating leases

The minimum lease payments of operating leases, where the lessor effectively retains substantially all of the risks and benefits of ownership of the leased item, are recognised as an expense on a straight line basis. Contingent rentals are recognised as an expense in the financial year in which they are incurred.

Finance leases

Leases which effectively transfer substantially all of the risks and benefits incidental to ownership of the leased item to the Company are capitalised at the present value of the minimum lease payments and disclosed as property, plant and equipment under lease. A lease liability of equal value is also recognised. Capitalised lease assets are depreciated over the estimated useful life of the assets. Minimum lease payments are allocated between interest expense and reduction of the lease liability with the interest expense calculated using the interest rate implicit in the lease and charged directly to the Statement of Financial Performance.

The cost of improvements to or on leasehold property is capitalised, disclosed as leasehold improvements, and depreciated on a straight line basis over the unexpired period of the lease or the estimated useful lives of the improvements, whichever is the shorter.


                                                                      Page 16 44

PROGEN INDUSTRIES LIMITED

NOTES TO THE FINANCIAL STATEMENTS

FOR THE YEAR ENDED 30 JUNE 2004
--------------------------------------------------------------------------------


1.   SUMMARY OF SIGNIFICANT ACCOUNTING POLICIES (CONT'D)


OTHER  NON-CURRENT  ASSETS

Research and development costs

Research and development costs are expensed as incurred, except where future benefits are expected, beyond any reasonable doubt, to exceed those costs. Where research and development costs are deferred such costs are amortised over future periods on a basis related to expected future benefits. Unamortised costs are reviewed at each balance date to determine the amount (if any) that is no longer recoverable and any amount identified is written off. As at balance date the Company has no deferred research and development expenditure.

Expenditure carried forward

Significant items of carry forward expenditure having a benefit or relationship to more than one period are written off over the periods to which such expenditure relates.


PAYABLES

Liabilities for trade creditors and other amounts are carried at cost which is the fair value of the consideration to be paid in the future for goods and services received, whether or not billed to the Company.


INTEREST  -  BEARING LIABILITIES

All loans are measured at the principal amount. Interest is charged as an expense as it accrues.

Finance lease liability is determined in accordance with the requirements of AASB 1008 "Leases".


CONTRIBUTED EQUITY

Issued and paid up capital is recognised at the fair value of the consideration received by the Company.

Any transaction costs arising on the issue of ordinary shares are recognised directly in equity as a reduction of the share proceeds received.


REVENUE RECOGNITION

Revenue is recognised to the extent that it is probable that the economic benefits will flow to the entity and the revenue can be reliably measured. The following specific recognition criteria must also be met before revenue is recognised:

Sale of Goods

Control of the goods has passed to the buyer.

Rendering of Services

Where the contract outcome can be reliably measured, control of the right to be compensated for the services and the stage of completion can be reliably measured. Stage of completion is measured by reference to the outcome achieved to date as a percentage of the total outcome required for each contract.

Where the contract outcome cannot be reliably measured, revenue is recognised only to the extent that costs have been incurred.

Interest

Control of the right to receive the interest payment.

Dividends

Control of the right to receive the dividend payment.

Grant Recovery

Revenue is recognised as cash proceeds are received. Payments in advance are allocated to deferred revenue in the statement of financial position and recognised as revenue when eligible expenditure to which the grant relates is incurred.


                                                                      Page 17 44

PROGEN INDUSTRIES LIMITED

NOTES TO THE FINANCIAL STATEMENTS

FOR THE YEAR ENDED 30 JUNE 2004
--------------------------------------------------------------------------------


1.   SUMMARY OF SIGNIFICANT ACCOUNTING POLICIES (CONT'D)


TAXES

Income Tax
Tax-effect accounting is applied using the liability method whereby income tax is regarded as an expense and is calculated on the accounting profit after allowing for permanent differences. To the extent timing differences occur the time items are recognised in the financial statements and when items are taken into account in determining taxable income, the net related taxation benefit or liability, calculated at current rates, is disclosed as a future income tax benefit or a provision for deferred income tax. The net future income tax benefit relating to tax losses and timing differences is not carried forward as an asset unless the benefit is virtually certain of being realised.

Goods and services tax (GST)
GST received from customers is included in cash flows from customers. GST paid on supplies is included in payments to suppliers and employees. GST on acquisitions of plant and equipment is included in payment to suppliers and employees. GST paid to the Australian Tax Office is included in payments to suppliers. GST is not included in revenue and expenses and is included in receivables and payables.

EMPLOYEE BENEFITS

Provision is made for employee benefits accumulated as a result of employees rendering services up to the reporting date. These benefits include wages and salaries, annual leave, and long service leave.

Liabilities arising in respect of wages and salaries, annual leave, and any other employee benefits expected to be settled within twelve months of the reporting date are measured at their nominal amounts based on remuneration rates which are expected to be paid when the liability is settled. All other employee benefit liabilities are measured at the present value of the estimated future cash outflow to be made in respect of services provided by employees up to the reporting date. In determining the present value of future cash outflows, the market yield as at the reporting date on national government bonds, which have terms to maturity approximating the terms of the related liability, are used.

Employee benefit expenses and revenues arising in respect of the following categories:
- wages and salaries, non-monetary benefits, annual leave and long service leave, sick leave and other leave benefits; and
- other types of employee benefits are recognised against profits on a net basis in their respective categories.

The value of the equity-based compensation scheme described in note 19 is not being recognised as an employee benefits expense.

EARNINGS PER SHARE

Basic EPS is calculated as net profit attributable to members, adjusted to exclude costs of servicing equity ( other than dividends ) divided by the weighted average number of ordinary shares, adjusted for any bonus element.

Diluted  EPS  is calculated as net profit attributable to members, adjusted for:

-    costs  of  servicing  equity  (  other  than  dividends  );
- the after tax effect of dividends and interest associated with dilutive potential ordinary shares that have been recognized as expenses; and
- other non-discretionary changes in revenues or expenses during the period that would result from the dilution of potential ordinary shares divided by the weighted average number of ordinary shares and dilutive potential ordinary shares adjusted for any bonus element.

COMPARATIVES

Where necessary, comparative figures have been reclassified and repositioned for consistency with current year disclosures.


                                                                      Page 18 44

PROGEN INDUSTRIES LIMITED

NOTES TO THE FINANCIAL STATEMENTS

FOR THE YEAR ENDED 30 JUNE 2004
--------------------------------------------------------------------------------


                                                              2004    2003
                                                             $'000   $'000

2.  REVENUE FROM ORDINARY ACTIVITIES

REVENUE FROM OPERATING ACTIVITIES
Revenue from sale of goods                                    1,536   2,980
Revenue from services                                         1,954   1,799
                                                             ------  ------

Total revenues from operating activities                      3,490   4,779
                                                             ------  ------

OTHER REVENUE FROM OPERATING ACTIVITIES
Interest                                                        665     493
Grant recovery                                                  836     743
Proceeds from sale of property, plant and equipment              25      27
Other revenue                                                     3      22
                                                             ------  ------

Total revenues from outside the operating activities          1,529   1,285
                                                             ------  ------

REVENUE FROM NON-OPERATING ACTIVITIES
Revenue from sale of non-current investment                       -   2,091

Revenue from sale of discontinued operation refer Note 2(a)   1,174       -
                                                             ------  ------

TOTAL REVENUES FROM OPERATING AND NON-OPERATING ACTIVITIES    6,193   8,155
                                                             ======  ======

2    (a) DISCLOSURE OF DISCONTINUED OPERATIONS

On the 11 November 2003 the Board of Directors announced the sale of the Company's Life Sciences division to Global Science and Technology Ltd (GST), a subsidiary of New Zealand based EBOS Ltd.

The decision to dispose of the division was based on the Company strategy to focus on core R&D activities where most potential shareholder value resides.

Under the terms of the contract, Progen is to pay out all employee entitlements prior to the employees being transferred to GST, settle outstanding accounts payable, and collect accounts receivable due on settlement date. These payments are recognised in the results for the period ended 30 June 2004.

At 30 June 2004 the amount owed by Progen on accounts payable was $Nil and due to Progen on accounts receivable was $Nil in relation to the Life Science division.

The sale was completed on 28 November 2003.

FINANCIAL PERFORMANCE INFORMATION OF THE LIFE SCIENCE DIVISION FOR THE PERIOD ENDED 30 JUNE 2004 IS AS FOLLOWS:

                                           2004      2003
                                          $'000     $'000

Proceeds for sale of business              1,174         -
                                         ========  ========

Revenue from ordinary activities           1,536     1,399
Expenses from ordinary activities         (1,301)   (1,286)
Profit on disposal of business activity      681
                                         --------  --------
Profit before income tax                     916       113
Income tax                                     -         -
                                         --------  --------
Net  profit                                  916       113


                                                                      Page 19 44

PROGEN INDUSTRIES LIMITED

NOTES TO THE FINANCIAL STATEMENTS

FOR THE YEAR ENDED 30 JUNE 2004
---------------------------------------------------------------------------------------------------------


                                                                                         2004      2003
                                                                                        $'000     $'000
3. EXPENSES AND LOSSES/(GAINS)

Cost of goods sold:
    Cost of sales - sale of goods                                                        1,021     1,919
                                                                                       --------  --------

Depreciation of non-current assets
    Leasehold improvements                                                                 107       106
    Plant and equipment                                                                    487       607
    Office furniture and equipment                                                          48        58
    Motor Vehicles                                                                           6        11
                                                                                       --------  --------
Total depreciation of non-current assets                                                   648       782
                                                                                       --------  --------

Net foreign exchange loss/(gain)                                                            (9)      451

Loss/(gain) on sale of investments                                                           -        49

Provision for diminution of investments                                                      -        73

Loss/(gain) on disposal of property, plant and equipment                                    (4)      (13)

Operating lease rental                                                                     113        96

4.  INCOME TAX

The prima facie tax, using tax rates applicable in the country of operation, on operating profit and extraordinary items differs from the income tax provided in the financial statements as follows:
Prima facie tax on loss from ordinary activities @ 30%                                  (1,434)   (2,273)
Tax effect of permanent differences:

  Other expenses                                                                             3        47
  Additional deduction for research and development expenditure                           (244)     (278)
                                                                                       --------  --------

Income tax adjusted for permanent differences                                           (1,675)   (2,504)
Future income tax benefit arising from tax losses  not brought to account at balance date as realisation of the benefit is not regarded as virtually
certain                                                                                  1,675     2,504
                                                                                       --------  --------
Income tax attributable to operating loss                                                    -         -
                                                                                       ========  ========

Estimated potential future income tax benefit attributable to tax losses not booked.    19,315    17,894
                                                                                       ========  ========

The future income tax benefit will only be obtained if:

(i)    future  assessable  income  of  a  nature  and  of  an  amount sufficient to enable the benefit to be realised;
(ii)   the  conditions  for  deductibility imposed by tax legislation continue to be complied  with;  and
(iii)  no   changes   in  tax  legislation  adversely  affect  the  Company  in  realising  the  benefit.


                                                                      Page 20 44

PROGEN INDUSTRIES LIMITED

NOTES TO THE FINANCIAL STATEMENTS

FOR THE YEAR ENDED 30 JUNE 2004
--------------------------------------------------------------------------------


4.   INCOME TAX (CONT'D)

TAX CONSOLIDATION
Effective from 1 July 2003, for purposes of income taxation, Progen Industries Limited and its dormant subsidiary have not entered into tax consolidation.

                               2004    2003

5.  RECEIVABLES               $'000   $'000

Trade debtors                   365     651

Provision for doubtful debts    (22)    (22)
                              ------  ------
                                343     629

Sundry debtors                  115      37
                              ------  ------
Total Receivables               458     666
                              ======  ======

(a)  TERMS AND CONDITIONS

Terms and conditions relating to the above financial instruments:

     (i)  Trade  debtors are non-interest bearing and generally on 30 day terms.
     (ii) Sundry debtors are non-interest bearing and have repayment terms between 30 and 90 days.

6.  INVENTORIES

Raw materials and stores - at cost                                      -           149
Finished goods - at cost                                                -           647
Provision for diminution in value                                       -             -
                                                             ------------  ------------

Total inventories at lower of cost and net realisable value             -           796
                                                             ============  ============

7.  OTHER CURRENT ASSETS

Prepayments                                                           161            94
                                                             ============  ============


                                                                      Page 21 44

PROGEN INDUSTRIES LIMITED

NOTES TO THE FINANCIAL STATEMENTS

FOR THE YEAR ENDED 30 JUNE 2004
--------------------------------------------------------------------------------


                                                                                   2004          2003
                                                                                  $'000          $'000

8.  INVESTMENTS

    Investments                                                                        2,388       1,883
                                                                              ==============  ===========

(a) INTEREST IN ASSOCIATE
                                                                              Ownership interest held by
NAME                                                  BALANCE DATE                 entity
                                                                                      %             %
--------------------------------------------------------------------------------------------------------

Medigen Biotechnology Corporation - ordinary shares   31 December                      19.9        19.9

(i)  Principal  activity

Medigen Biotechnology Corporation is a research and development Company in the biotechnology industry based in Taiwan.


(ii) Share of associate's profit/(loss)

Share of associate's:
- net profit/(loss) before income tax                                                    183      (1,679)
- income tax attributable to net loss                                                      -           -
                                                                              --------------  -----------
Share of associate's net loss                                                            183      (1,679)
                                                                              ==============  ===========


(iii)  Carrying amount of investment in associate

Balance at the beginning of the financial year                                         2,205       3,884

Issue of shares in associate                                                               -           -
Share of associate's net profit/(loss) for the financial year                            183      (1,679)
                                                                              --------------  -----------
Balance at the end of the financial year                                               2,388       2,205
Reciprocal shareholding in associate                                                       -        (322)
Re-classification of investment (see below)                                                -           -
                                                                              --------------  -----------
Carrying amount of investment in associate at the end of the financial year            2,388       1,883
                                                                              ==============  ===========

On 1 January 2004 the Company re-assessed its capacity to have 'significant influence' over Medigen and, due to the significant growth and expansion of both Companys' activities, has determined this to be no longer the case. In accordance with Australian Accounting Standards the Company has therefore discontinued the equity method of accounting for this investment as of that date. The investment continues to be carried at $2.38 million which is significantly less than its estimated net realisable value.


                                                                      Page 22 44

PROGEN INDUSTRIES LIMITED

NOTES TO THE FINANCIAL STATEMENTS

FOR THE YEAR ENDED 30 JUNE 2004
--------------------------------------------------------------------------------


                                                                 2004      2003
                                                                $'000     $'000

8.   INVESTMENTS ACCOUNTED FOR USING THE EQUITY
     METHOD (CONT'D)

(iv) Share of associate's assets and liabilities

Current assets                                                       -     1,883
                                                               --------  --------
Net assets                                                           -     1,883
                                                               ========  ========

(v) Retained losses of the entity attributable to associate

Balance at the beginning of the financial year                  (3,140)   (1,461)
Share of associate's net profit/(loss)                             183    (1,679)
                                                               --------  --------
Balance at the end of the financial year                        (2,957)   (3,140)
                                                               ========  ========


9.   OTHER FINANCIAL ASSETS (NON-CURRENT)

INVESTMENTS AT COST COMPRISE:

Shares
Listed                                                               -       137
Floating rate notes - listed                                         -         -
Provision for diminution                                             -      (137)
                                                               --------  --------
                                                                     -         -
                                                               ========  ========

The listed shares had been written off during the previous financial year.


                                                                      Page 23 44

PROGEN INDUSTRIES LIMITED

NOTES TO THE FINANCIAL STATEMENTS

FOR THE YEAR ENDED 30 JUNE 2004
--------------------------------------------------------------------------------


                                       2004      2003
                                      $'000     $'000
10.  PROPERTY, PLANT & EQUIPMENT

Leasehold improvements
  At cost                                542       527
  Accumulated depreciation              (458)     (351)
                                     --------  --------
                                          84       176
                                     --------  --------

Plant and equipment
  At cost                              4,408     4,292
  Accumulated depreciation            (3,286)   (2,829)
                                     --------  --------
                                       1,122     1,463
                                     --------  --------

Office furniture and equipment
  At cost                                429       447
  Accumulated depreciation              (374)     (354)
                                     --------  --------
                                          55        93
                                     --------  --------

Motor Vehicles
  At cost                                 61        89
  Accumulated depreciation               (40)      (52)
                                     --------  --------
                                          21        37
                                     --------  --------

Total property, plant and equipment
  At cost                              5,440     5,355
  Accumulated depreciation            (4,158)   (3,586)
                                     --------  --------
Total written down amount              1,282     1,769
                                     ========  ========


                                                                      Page 24 44

PROGEN INDUSTRIES LIMITED

NOTES TO THE FINANCIAL STATEMENTS

FOR THE YEAR ENDED 30 JUNE 2004
--------------------------------------------------------------------------------


                                                                                   2004     2003
                                                                                   $'000    $'000
10.  PROPERTY, PLANT & EQUIPMENT  (CONT'D)

b) RECONCILIATIONS

Reconciliations of the carrying amounts of property, plant and equipment at the beginning and end of the current and previous financial year.

Leasehold Improvements
Carrying amount at beginning                                                         176      278
Additions                                                                             15        4
Disposals                                                                              -        -
Depreciation expense                                                                (107)    (106)
                                                                                  -------  -------
                                                                                      84      176
                                                                                  -------  -------

Plant and equipment
Carrying amount at beginning                                                       1,463    1,971
Additions                                                                            156      107
Disposals                                                                            (10)      (8)
Depreciation expense                                                                (487)    (607)
                                                                                  -------  -------
                                                                                   1,122    1,463
                                                                                  -------  -------

Office furniture and equipment
Carrying amount at beginning                                                          93       95
Additions                                                                             19       58
Disposals                                                                             (9)      (2)
Depreciation expense                                                                 (48)     (58)
                                                                                  -------  -------
                                                                                      55       93
                                                                                  -------  -------

Motor Vehicles
Carrying amount at beginning                                                          37       32
Additions                                                                              -       20
Disposals                                                                            (10)      (4)
Depreciation                                                                          (6)     (11)
                                                                                  -------  -------
                                                                                      21       37
                                                                                  -------  -------

Motor Vehicles  under finance lease
Carrying amount at beginning                                                           -       20
Additions                                                                              -        -
Disposals                                                                              -      (20)
Depreciation expense                                                                   -        -
                                                                                  -------  -------
                                                                                       -        -
                                                                                  -------  -------

11. OTHER ( NON CURRENT )

Security deposits                                                                     15       15
                                                                                  =======  =======



                                                                      Page 25 44

PROGEN INDUSTRIES LIMITED

NOTES TO THE FINANCIAL STATEMENTS

FOR THE YEAR ENDED 30 JUNE 2004
--------------------------------------------------------------------------------------------------


                                                                                   2004     2003
                                                                                   $'000    $'000

                                                                                    2004     2003
                                                                                  $ '000   $ '000
12.  PAYABLES (CURRENT)

Trade creditors                                                                      689    1,034
Other creditors                                                                      611      673
                                                                                  -------  -------

                                                                                   1,300    1,707
                                                                                  =======  =======

(a)  AUSTRALIAN DOLLAR EQUIVALENTS

Australian dollar equivalent of amounts payable in foreign currencies not effectively hedged:

- United States Dollar                                                                 5      157
- Euro Dollar                                                                          -      231

(b)  TERMS AND CONDITIONS

Terms  and  conditions  relating  to  the  above  financial  instruments
(i) Trade creditors are non-interest bearing and are normally settled on 30 day terms.
(ii) Other creditors are non-interest bearing and have a term between 30 days and 12 months.


13.  PROVISIONS ( CURRENT )

Employee benefits                                                                     237      217
                                                                                  =======  =======


14. OTHER (CURRENT)

Deferred income                                                                       209      593
                                                                                  =======  =======

Deferred income results from advanced payments received from AusIndustry in relation to the Company's R&D Start Grant. Amounts are brought to revenue when the expenditure, to which these receipts relate, is incurred.


15.  PROVISIONS (NON-CURRENT)

Employee benefits - non-current (refer note 19)                                        99       70
                                                                                  =======  =======


                                                                      Page 26 44

PROGEN INDUSTRIES LIMITED

NOTES TO THE FINANCIAL STATEMENTS

FOR THE YEAR ENDED 30 JUNE 2004
--------------------------------------------------------------------------------------------------------------


                                                                                   2004     2003
                                                                                   $'000    $'000
16.  CONTRIBUTED EQUITY

a) ISSUED AND PAID UP CAPITAL

Ordinary shares fully paid                                                         73,751  67,143
                                                                                   ======  ======

b) MOVEMENTS IN SHARES ON ISSUE                                              2004                  2003

                                                                    NUMBER OF             NUMBER OF
                                                                      SHARES     $'000      SHARES     $'000
--------------------------------------------------------------------------------------------------------------

   Beginning of the financial year                                  30,099,223   67,143   24,391,869   63,616

Issued during the year

     -  equity  raising  through  share  purchase  plan                      -        -    1,781,386    1,140

     -  equity raised through private placement (i)                  3,800,000    5,320    3,925,968    2,513

        less transaction costs                                               -     (266)           -     (126)

     -  Options exercised by shareholders in terms of                  422,086    1,055            -        -
        the Prospectus dated 19 November 2003 (ii)

     -  Options exercised by employees in terms of
        the Share Scheme approved at the AGM held on 31                199,756      499            -        -
        October 2003 (iii)
                                                                    ----------  --------  ----------  --------
End of the financial year                                           34,521,065   73,751   30,099,223   67,143
                                                                    ==========  ========  ==========  ========


(i)  Shares  allotted  under  the  private  placement, were issued on 12 November 2003 and all the transaction costs,  relate  to  these  shares  issued.

(ii)  Shares  allotted  in  terms  of  the  Prospectus  -  one for eight Bonus Option issue, were exercised at various  dates  during  the  year. These options expire on 31 May 2005. Total proceeds received by the company from  shareholders  for  the  exercise  of  options totalled $1,055,215. Of this, $1,015,652 was received from
Medigen  Biotechnology  Corporation.


(iii)  Shares  allotted  in  terms  of  the Employee and Executive Share Incentive Scheme (Share Scheme), were exercised at various dates during the year. These options expire on 31 May 2005.  Total proceeds received from the  exercise  of  options  was  $499,390.


                                                                      Page 27 44

PROGEN INDUSTRIES LIMITED

NOTES TO THE FINANCIAL STATEMENTS

FOR THE YEAR ENDED 30 JUNE 2004
--------------------------------------------------------------------------------


16.  CONTRIBUTED EQUITY (CONT'D)

c)   SHARES OPTIONS

Options over ordinary shares:

(i)  Employee and Executive share incentive scheme:

During the financial year, 1,800,000 unlisted options over ordinary shares were issued in terms of an Employee and Executive share Incentive Scheme approved at the 2003 Annual General Meeting held on 31 October 2003. Details are provided in Note 19. During the financial year, 199,756 options were exercised under this scheme, and a total of 239,000 options expired.

(ii) Placement Options:

During the financial year, a private placement of 3.8 million ordinary fully paid shares was made, which raised $5.3 million. In terms of the unconditional agreement, 700,000 unlisted options where issued, exercisable at $2.50 per share and expire on 31 May 2005.

(iii)  Listed Shareholder Options:

During the financial year, 4,229,603 options were issued in terms of the Prospectus Issued on 19 November 2003 to all existing shareholders on the basis of one new option for eight shares held.

At the end of the year there were a total of 7,036,581 (2003: 1,168,220) unissued ordinary shares in respect of which options were outstanding. The following table summarises information about shareholder and placement options granted, outstanding and exercisable at 30 June 2004:

                                    BALANCE BEGINNING OF YEAR     BALANCE END OF YEAR
                                                    AVERAGE                   AVERAGE
GRANT DATE                          NUMBER OF    OPTION PRICE   NUMBER OF  OPTION PRICE
                    EXPIRY DATE      OPTIONS           $         OPTIONS         $

3rd December 2003  31st May 2005              -              -  4,507,517           2.50


                                                                                     2004      2003
                                                                                    $'000     $'000
17.  STATEMENT OF CASH FLOWS

(a)  RECONCILIATION OF THE OPERATING PROFIT AFTER TAX TO THE NET CASH FLOWS FROM
OPERATIONS

     Profit / (Loss) from ordinary activities after tax                             (4,781)   (7,578)
     Less proceeds from sale of discontinued operation                              (1,174)        -
                                                                                   --------  --------
     Profit/ (Loss) from continuing ordinary activities after tax                   (5,955)   (7,578)

     NON-CASH ITEMS
     Depreciation of non current assets                                                648       782
     (Increment) /decrement in provision for non-current investments                     -      (102)
     Net foreign currency (gains)/losses                                                 -         -
     Net (profit)/loss on disposal of property, plant and equipment                     (3)      (13)
     (Gain)/loss on sale of investments                                                  -        49
     Share of associates' net (profits)/losses                                        (183)    1,679

     CHANGES IN ASSETS AND LIABILITIES
     (Increase)/decrease in trade and other debtors                                    208       164
     (Increase)/decrease in prepayments                                                (67)       64
     (Increase)/decrease in inventories                                                796      (377)
     (Decrease)/increase in trade and other creditors                                 (781)      636
     (Decrease)/increase in employee benefits                                           49       (66)
                                                                                   --------  --------

     Net cash used in operating activities                                          (5,288)   (4,762)
                                                                                   ========  ========


                                                                      Page 28 44

PROGEN INDUSTRIES LIMITED

NOTES TO THE FINANCIAL STATEMENTS

FOR THE YEAR ENDED 30 JUNE 2004
--------------------------------------------------------------------------------


17.  STATEMENT OF CASH FLOWS (CONT'D)

b)  RECONCILIATION OF CASH                                                            2004      2003
                                                                                   $  '000   $  '000

    Cash balance comprises:
      Cash                                                                           1,241     6,374
      Short term deposits                                                           13,080     5,621
                                                                                   --------  --------

    Closing cash balance                                                            14,321    11,995
                                                                                   ========  ========

c)  FINANCING FACILITIES AVAILABLE

At 30 June 2004, the Company had a wholly unused bank overdraft facility of $35,000 available for use.

18.  EXPENDITURE COMMITMENTS

(a)  EXPENDITURE COMMITMENTS

Clinical  Trials
The PI-88 human clinical trial program is currently investigating PI-88 in three Phase II clinical trials respectively in malignant melanoma as a single agent therapy, Lung Cancer (NSCLC) in combination with chemotherapy (Taxotere(R)) and as an adjuvant treatment in post-surgical primary liver cancer. The first two clinical trials are being funded by Progen, whilst the liver cancer study is fully funded by Medigen Biotechnology Corporation. The current PI-166 Phase Ib clinical trial in unresectable liver cancer is also being funded by Progen.

The remaining amounts payable in respect of the above agreements are estimated to be as follows:

Estimated expenditure contracted for at balance date, but not provided for, payable:

                                                                                       2004    2003

                                                                                      $'000   $'000

- not later than one year                                                              1,855   2,930
- later than one year but not later than five years                                      499     875
                                                                                      ------  ------

                                                                                       2,354   3,805
                                                                                      ------  ------

Insurance  Premium
In July 2004 the Company signed an agreement to fund the Company's insurance premium for the year ended 30 June 2005. The terms of the agreement state that the amount funded is to be repaid in nine equal instalments of $57,142 including finance charges.

(b)  LEASE EXPENDITURE COMMITMENTS

(i)  Operating leases (non-cancellable)

     Minimum lease payments

     - not later than one year                                              97     73
     - later than one year and not later than five years                     -      -
                                                                         -----  -----
     - aggregate lease expenditure contracted for at balance date           97     73
                                                                         =====  =====

(ii) Option liability ( non current )

Non-extension of lease                                                      15     15
                                                                         =====  =====

The operating lease commitments include the rental of office premises.


                                                                      Page 29 44

PROGEN INDUSTRIES LIMITED

NOTES TO THE FINANCIAL STATEMENTS

FOR THE YEAR ENDED 30 JUNE 2004
--------------------------------------------------------------------------------


                                                                         2004   2003
                                                                         $'000  $'000
19.  EMPLOYEE BENEFITS AND SUPERANNUATION COMMITMENTS


EMPLOYEE BENEFITS

The aggregate employee entitlement liability is comprised of:                -    258

Accrued wages, salaries and on-costs                                       237    217
Provisions (current)                                                        99     70
                                                                         -----  -----

Provisions (non-current)                                                   336    545
                                                                         =====  =====


EMPLOYEE SHARE INCENTIVE SCHEME

The Company has previously issued directors, executives and certain permanent members of staff options over the ordinary shares of Progen Industries Limited. These options, issued for nil consideration, are issued in accordance with the employee and executive directors option plans established by the directors of Progen Industries Limited. The options are issued for a term of 5 years and are exercisable upon issue.

The options granted during the ear were under the terms of an employee and non-executive director share incentive scheme was approved at the 2003 Annual General Meeting held on 31 October 2003. The options, issued for nil consideration, and are exercisable upon issue. The expiry date for these options is 31 May 2005.

Information with respect to the number of options granted under the employee share incentive scheme is as follows:

                                    2004                         2003
                                 NUMBER OF      WEIGHTED      NUMBER OF   WEIGHTED
                                  OPTIONS        AVERAGE       OPTIONS     AVERAGE
                                  OPTIONS    EXERCISE PRICE               EXERCISE
                                                    $                       PRICE
                                                                              $

Beginning of the financial year  1,168,220              4.97  1,240,770        4.97

- granted                        1,800,000              2.50          -           -

- forfeited                       (239,400)             5.34    (72,550)       4.18

- exercised                       (199,756)             2.50          -           -
                                 --------------------------------------------------

Balance at end of year           2,529,064              3.44  1,168,220        4.97
                                 ==================================================

Exercisable at end of year       2,529,064                    1,168,220
                                 ==================================================


                                                                      Page 30 44

PROGEN INDUSTRIES LIMITED

NOTES TO THE FINANCIAL STATEMENTS

FOR THE YEAR ENDED 30 JUNE 2004
--------------------------------------------------------------------------------


19.  EMPLOYEE BENEFITS AND SUPERANNUATION COMMITMENTS (CONT'D)

The following table summarises information about options granted under the employee share incentive scheme outstanding and exercisable at 30 June 2004:

                                      BALANCE BEGINNING OF YEAR     BALANCE END OF YEAR
GRANT DATE          EXPIRY DATE       NUMBER OF       AVERAGE     NUMBER OF     AVERAGE
                                       OPTIONS     OPTION PRICE    OPTIONS   OPTION PRICE
                                                         $                         $

19 January 1999   30 November 2003        186,200           5.34          -              -

8 February 2000    8 February 2005        100,000           4.46    100,000           4.46

8 February 2000    8 February 2005        200,000           6.24    200,000           6.24

8 February 2000    8 February 2005        100,000           8.91    100,000           8.91

22 December 2000  22 December 2005        350,000           4.00    350,000           4.00

28 February 2001  28 February 2006        232,020           4.00    178,820           4.00

31 October 2003        31 May 2005              -           2.50  1,600,244           2.50
                                    =============                 =========

                                        1,168,220                 2,529,064
                                    =============                 =========

All options on issue at 30 June 2004 are exercisable from grant date.

20.  CONTINGENT LIABILITIES

No contingent liabilities existed at balance date.

21.  SUBSEQUENT EVENTS

There has not been any significant event, other than referred to elsewhere in the financial statements or notes thereto, that has arisen since 30 June 2004.

                                                                                           2004          2003

22.  EARNINGS PER SHARE

Basic and diluted earnings (loss) per share  (cents per share)                               (14.6)        (31.1)
                                                                                       ============  ============

Weighted average number of ordinary shares on issue used in the calculation of basic
earnings per share                                                                      32,675,867    24,391,869
                                                                                       ============  ============


                                                                                              2004          2003
                                                                                               $              $

23.  AUDITORS' REMUNERATION
Amounts received or due and receivable by Ernst & Young for:
(a) Audit or review of the financial reports of the entity
    -   The Australian financial report of the entity                                       66,500        55,500
    -   The US financial report of the entity                                               50,500        39,000
    -   Start Grant audit                                                                    4,000         4,000
                                                                                       ------------  ------------
                                                                                           121,000        98,500
                                                                                       ------------  ------------

b) Other services in relation to the entity                                                 13,250        10,700
                                                                                       ------------  ------------
                                                                                            13,250        10,700
                                                                                       ------------  ------------

                                                                                           134,250       109,200
                                                                                       ============  ============


                                                                      Page 31 44

PROGEN INDUSTRIES LIMITED

NOTES TO THE FINANCIAL STATEMENTS

FOR THE YEAR ENDED 30 JUNE 2004
--------------------------------------------------------------------------------


24.  DIRECTOR AND EXECUTIVE AND RELATED PARTY DISCLOSURES

(a)  DETAILS OF SPECIFIED DIRECTORS AND SPECIFIED EXECUTIVES

(i)  Specified directors

S. Chang                      Chairman
L.J. Lee           Managing Director
Prof. J. Zalcberg  Director (non-executive)
Dr. M. Eutick      Director (non-executive)
P.O. Burns         Director (non-executive)
Dr. S.S.C. Chang   Director (non-executive)
E. Cheng           Alternate Director to Dr Chang

(ii) Specified Executives

M. McColl        Chief Financial Officer (resigned 15 August 2004)
Dr. R. Don       V.P. Research & Development
Dr. D. Schliebs  V.P. Business Development
G. Orders        General Manager - Contract Services
R. Stewart       Sales & Marketing Manager (resigned 28 November 2003)

(b)  REMUNERATION OF SPECIFIED DIRECTORS AND SPECIFIED EXECUTIVES
(i)  Remuneration Policy
The Remuneration Committee of the Board of Directors of Progen Industries Limited is responsible for determining and reviewing compensation arrangements for the directors, the chief executive officer and the executive team. The Remuneration Committee assesses the appropriateness of the nature and amount of emoluments of such officers on a periodic basis by reference to relevant employment market conditions with the overall objective of ensuring maximum stakeholder benefit from the retention of a high quality board and executive team. Such officers are given the opportunity to receive their base emolument in a variety of forms including cash and fringe benefits such as motor vehicles and expense payment plans. It is intended that the manner of payment chosen will be optimal for the recipient without creating undue cost for the Company.

To assist in achieving these objectives, the Remuneration Committee attempts to link the nature and amount of executive directors' and officers' emoluments to the Company's financial and operational performance. All directors and executives have the opportunity to qualify for participation in the employee share incentive plans that are in existence from time to time.

It is the Remuneration Committee's policy that employment agreements shall be entered into with all executive staff.


                                                                      Page 32 44

PROGEN INDUSTRIES LIMITED

NOTES TO THE FINANCIAL STATEMENTS

FOR THE YEAR ENDED 30 JUNE 2004
--------------------------------------------------------------------------------


24.  DIRECTOR AND EXECUTIVE AND RELATED PARTY DISCLOSURES (CONT'D)

(ii) Remuneration of Specified Directors and Specified Executives

Interests in the equity instruments of Progen Industries Limited held by directors of the reporting entity:

                        PRIMARY                       POST EMPLOYMENT    EQUITY   OTHER    TOTAL
--------------------------------------------------------------------------------------------------
                      Salary &   Cash     Non      Super-    Retirement  Options  Bonuses
SPECIFIED DIRECTORS     Fees    Bonus   Monetary  annuation   benefits
                                        Benefits
--------------------------------------------------------------------------------------------------
S.  Chang
--------------------------------------------------------------------------------------------------
2004                   188,815       -         -     16,993           -   82,500        -  288,308
--------------------------------------------------------------------------------------------------

2003                   183,800  15,200         -     16,560           -        -        -  215,560

L.J. Lee
--------------------------------------------------------------------------------------------------
2004                   251,411       -    16,981     22,627           -   82,500        -  373,519
--------------------------------------------------------------------------------------------------

2003                   245,000  20,000    16,981     22,050           -        -        -  304,031

Prof. J.R. Zalcberg
--------------------------------------------------------------------------------------------------
2004                    39,440       -         -      3,550           -   33,000        -   75,990
--------------------------------------------------------------------------------------------------

2003                    39,440       -         -      3,550           -        -        -   42,990

P.O. Burns
--------------------------------------------------------------------------------------------------
2004                    42,990       -         -          -           -   33,000        -   75,990
--------------------------------------------------------------------------------------------------

2003                    42,990       -         -          -           -        -        -   42,990

Dr M.L. Eutick
--------------------------------------------------------------------------------------------------
2004                    39,440       -         -      3,550           -   33,000        -   75,990
--------------------------------------------------------------------------------------------------

2003                    39,440       -         -      3,550           -        -        -   42,990

Dr S.S.C. Chang (i)
--------------------------------------------------------------------------------------------------
2004                    42,990       -         -          -           -   33,000        -   75,990
--------------------------------------------------------------------------------------------------

2003                    42,990       -         -          -           -        -        -   42,990

Total Remuneration:
Specified Directors
--------------------------------------------------------------------------------------------------
2004                   605,086       -    16,981     46,720           -  297,000        -  965,787
--------------------------------------------------------------------------------------------------

2003                   593,660  35,200    16,981     45,710           -                 -  691,551

(i)  Dr  S.S.C.  Chang  is the CEO, of Medigen Biotechnology Corporation (MBC). MBC owns 2,256,350 shares  in  Progen.


                                                                      Page 33 44

PROGEN INDUSTRIES LIMITED

NOTES TO THE FINANCIAL STATEMENTS

FOR THE YEAR ENDED 30 JUNE 2004
--------------------------------------------------------------------------------


24.  DIRECTOR AND EXECUTIVE AND RELATED PARTY DISCLOSURES (CONT'D)

                               PRIMARY                      POST EMPLOYMENT       EQUITY   OTHER    TOTAL
-----------------------------------------------------------------------------------------------------------
                          Salary & Fees   Cash     Non      Super-    Retirement  Options  Bonuses
SPECIFIED EXECUTIVES                     Bonus   Monetary  annuation   benefits
                                                 Benefits
-----------------------------------------------------------------------------------------------------------
M. McColl
-----------------------------------------------------------------------------------------------------------
2004                            100,461       -    10,684      9,041           -   33,000        -  153,186
-----------------------------------------------------------------------------------------------------------

2003                             97,900   4,450     5,876      8,811           -        -        -  117,037

Dr R. Don
-----------------------------------------------------------------------------------------------------------
2004                            118,522       -         -     10,667           -   26,400        -  155,589
-----------------------------------------------------------------------------------------------------------

2003                            115,500  10,500         -     10,395           -        -        -  136,395

Dr D Schliebs
-----------------------------------------------------------------------------------------------------------
2004                            110,000       -         -      9,900           -   19,800        -  139,700
-----------------------------------------------------------------------------------------------------------

2003                              5,500       -         -        495           -        -        -    5,995

G. Orders
-----------------------------------------------------------------------------------------------------------
2004                             97,486       -         -      8,773           -   26,400        -  132,659
-----------------------------------------------------------------------------------------------------------

2003                             95,000   7,870         -      8,553           -        -        -  111,423

R. Stewart (to 28/11/03)
-----------------------------------------------------------------------------------------------------------
2004                             43,540   7,000         -      3,240           -        -        -   53,780
-----------------------------------------------------------------------------------------------------------

2003                             80,000   6,854         -      7,200           -        -        -   94,054

Total Remuneration:
Specified Executives
-----------------------------------------------------------------------------------------------------------
2004                            470,009   7,000    10,684     41,621           -  105,600        -  634,914
-----------------------------------------------------------------------------------------------------------

2003                            393,900  29,674     5,876     35,454           -        -        -  553,880

(c)  Remuneration options: Granted and vested during the year

During the financial year options were granted all specified directors and specified executives as disclosed below. The options were issued free of charge. Each option entitles the holder to subscribe for one fully paid ordinary share in the entity at an exercise price of $2.50. The options expire 18 months after the issue date.

                                                                    TERMS &CONDITIONS FOREACH GRANT
Specified Directors  Granted      Grant Date         Value per      Exercise Price   First Exercise Date  Last Exercise
                     Number                       option at grant      per share                               Date
                                                        date              ($)
                                                        ($)
S. Chang             250,000  28th October, 2003              0.33             2.50   28th October, 2003  31st May, 2005
L.J. Lee             250,000  28th October, 2003              0.33             2.50   28th October, 2003   31st May,2005
Prof. J. Zalcberg    100,000  28th October, 2003              0.33             2.50   28th October, 2003   31stMay, 2005
Dr. M Eutick         100,000  28th October, 2003              0.33             2.50   28th October, 2003  31st May, 2005
P.O. Burns           100,000  28th October, 2003              0.33             2.50   28th October, 2003  31st May, 2005
Dr S.S.C. Chang      100,000  28th October, 2003              0.33             2.50   28th October, 2003  31st May, 2005


                                                                      Page 34 44

PROGEN INDUSTRIES LIMITED

NOTES TO THE FINANCIAL STATEMENTS

FOR THE YEAR ENDED 30 JUNE 2004
---------------------------------------------------------------------------------------------------------------


24.  DIRECTOR AND EXECUTIVE AND RELATED PARTY DISCLOSURES (CONT'D)

                                                           TERMS & CONDITIONS FOR EACH GRANT
Specified        Granted      Grant Date       Value per   Exercise Price   First Exercise Date  Last Exercise
Executives       Number                        option at      per share                               Date
                                              grant date         ($)
                                                  ($)
M. McColl        100,000  28th October, 2003         0.33             2.50   28th October, 2003  31st May, 2005
Dr. R. Don        80,000  28th October, 2003         0.33             2.50   28th October, 2003  31st May, 2005
Dr. D. Schliebs   60,000  28th October, 2003         0.33             2.50   28th October, 2003  31st May, 2005
G. Orders         80,000  28th October, 2003         0.33             2.50   28th October, 2003  31st May, 2005

(d)  SHARES ISSUED ON EXERCISE OF REMUNERATION OPTIONS

SPECIFIED DIRECTORS   SHARES ISSUED     PAID       UNPAID
                         NUMBER      $PER SHARE  $PER SHARE
L.J. Lee                     60,000        2.50           -

SPECIFIED EXECUTIVES
M. McColl                    72,000        2.50           -


(e)  OPTION HOLDINGS OF SPECIFIED DIRECTORS AND SPECIFIED EXECUTIVES

---------------------------------------------------------------------------------------------------------------------------
                       Balance at   Granted as   Options    Net Change    Balance at               Vested at 30 June 2004
                      beginning of   Remuner-   Exercised      Other     end of period
                         period       ation
                      1 July 2003                                #       30 June 2004     Total        Not
                                                                                                   exercisable  Exercisable
SPECIFIED DIRECTORS
---------------------------------------------------------------------------------------------------------------------------
S. Chang                   125,000     250,000          -        4,047         379,047    379,047            -      379,047

L.J. Lee                   450,000     250,000    (60,000)           -         640,000    640,000            -      640,000

Prof. J. Zalcberg          125,000     100,000          -      (48,019)        176,981    176,981            -      176,981

Dr M. Eutick                75,000     100,000          -            -         175,000    175,000            -      175,000

P.O. Burns                  75,000     100,000          -            -         175,000    175,000            -      175,000

Dr. S.S.C. Chang                 -     100,000          -            -         100,000    100,000            -      100,000

SPECIFIED EXECUTIVES
---------------------------------------------------------------------------------------------------------------------------
M. McColl                        -           -    (72,000)     100,000          28,000     28,000            -       28,000

Dr. R. Don                  36,250           -          -       65,750         102,000    102,000            -      102,000

Dr. D. Schliebs                  -           -          -       60,000          60,000     60,000            -       60,000

G. Orders                        -           -          -       80,000          80,000     80,000            -       80,000

R. Stewart                  16,000           -          -      (16,000)              -          -            -            -
---------------------------------------------------------------------------------------------------------------------------
Total                      902,250     900,000   (132,000)     245,778       1,916,028  1,916,028            -    1,916,028
---------------------------------------------------------------------------------------------------------------------------
#  Includes  options  that  expired  unexercised,  and  also  where  applicable  includes  shareholder  bonus  options.


                                                                      Page 35 44

PROGEN INDUSTRIES LIMITED

NOTES TO THE FINANCIAL STATEMENTS

FOR THE YEAR ENDED 30 JUNE 2004
--------------------------------------------------------------------------------


24.  DIRECTOR AND EXECUTIVE AND RELATED PARTY DISCLOSURES (CONT'D)

(f)  SHAREHOLDINGS OF SPECIFIED DIRECTORS AND SPECIFIED EXECUTIVES

SHARES HELD IN PROGEN   BALANCE   ON EXERCISE OF OPTIONS  NET CHANGE   BALANCE 30 JUNE 04
INDUSTRIES LIMITED     1 JULY 03
                          ORD              ORD                ORD             ORD

SPECIFIED DIRECTORS

S. Chang                 432,377                       -           -              432,377

L.J. Lee                       -                  60,000     (60,000)                   -

Prof. J. Zalcberg         15,849                       -           -               15,849

Dr M. Eutick                   -                       -           -                    -

P.O. Burns                   500                       -           -                  500

Dr. S.S.C. Chang               -                       -           -                    -

SPECIFIED EXECUTIVES

M. McColl                      -                  72,000     (72,000)                   -

Dr. R. Don                     -                       -           -                    -

Dr. D. Schliebs                -                       -           -                    -

G. Orders                      -                       -           -                    -
-----------------------------------------------------------------------------------------
Total                    448,726                 132,000    (132,000)             448,726
-----------------------------------------------------------------------------------------


25.  SEGMENT INFORMATION

The Company operates predominantly in the biotechnology industry. Its activities comprise the research, development, manufacture and marketing of a range of molecular biology products and the research and potential commercialisation of biopharmaceuticals.

The Company operates predominantly in Australia, however does import and export some products.


                                                                      Page 36 44

PROGEN INDUSTRIES LIMITED

NOTES TO THE FINANCIAL STATEMENTS

FOR THE YEAR ENDED 30 JUNE 2004
--------------------------------------------------------------------------------


25.  SEGMENT INFORMATION (CONT'D)


SEGMENT INFORMATION

                                        RESEARCH &                     CONTRACT
BUSINESS SEGMENTS                       DEVELOPMENT   LIFE SCIENCE   MANUFACTURE    TOTAL
2004                                       $'000          $'000         $'000       $'000

OPERATING REVENUE

Sales to customers outside
 consolidated entity                            836           1,536         1,954    4,326

                                       -------------  -------------  ------------
Total Segment Revenue                           836           1,536         1,954
                                       -------------  -------------  ------------

Unallocated Revenue                                                                  1,867
                                                                                   --------
Total Revenue                                                                        6,193
                                                                                   ========

SEGMENT RESULT                               (4,158)            236           614   (3,308)

Share of profit/(loss) of associated
 accounted for using equity method                                                     183

Unallocated expenses                                                                (1,656)
                                                                                   --------
OPERATING (LOSS)                                                                    (4,781)
                                                                                   ========

SEGMENT INFORMATION

                                       RESEARCH &                    CONTRACT
BUSINESS SEGMENTS                      DEVELOPMENT    LIFE SCIENCE   MANUFACTURE   TOTAL
2003                                     $'000           $'000        $'000        $'000

OPERATING REVENUE

Sales to customers outside
 consolidated entity                            743           2,980         1,799    5,522

                                       -------------  -------------  ------------
Total Segment Revenue                           743           2,980         1,799
                                       -------------  -------------  ------------

Unallocated Revenue                                                                  2,633
                                                                                   --------
Total Revenue                                                                        8,155
                                                                                   ========

SEGMENT RESULT                               (4,150)            493           277   (3,380)

Share of (loss) of associated
 accounted for using equity method                                                  (1,679)

Unallocated expenses                                                                (2,519)
                                                                                   --------

OPERATING (LOSS)                                                                    (7,578)
                                                                                   ========


                                                                      Page 37 44

PROGEN INDUSTIES LIMITED

NOTES TO THE FINANCIAL STATEMENTS

FOR THE YEAR ENDED 30 JUNE 2004
--------------------------------------------------------------------------------


25.  SEGMENT INFORMATION (CONT'D)

SEGMENT INFORMATION
BUSINESS SEGMENTS                          RESEARCH &   LIFE SCIENCE     CONTRACT     TOTAL
                                          DEVELOPMENT                  MANUFACTURE
2004                                         $'000          $'000         $'000       $'000

ASSETS

Segment assets                                     458              -         1,200    1,658
                                          ------------  -------------  ------------
Unallocated assets                                                                    16,967
                                                                                     -------
Total assets                                                                          18,625
                                                                                     =======

LIABILITIES
Segment Liabilities                                542              -            93      635
Unallocated Liabilities                                                                1,210
                                                                                     -------
Total Liabilities                                                                      1,845
                                                                                     =======


OTHER SEGMENT INFORMATION

Equity accounted investments included in segment assets

Acquisition of Property, Plant &                    46              2           132      180
Equipment, and other non-current assets

Depreciation                                       262              -           351      613

Non-cash Expenses other than
depreciation

SEGMENT INFORMATION

BUSINESS SEGMENTS                         RESEARCH &    LIFE SCIENCE   CONTRACT      TOTAL
                                          DEVELOPMENT                  MANUFACTURE
2003                                        $'000          $'000         $'000       $'000

ASSETS

Segment assets                                     645          1,239         1,293    3,177
                                          ------------  -------------  ------------
Unallocated assets                                                                    14,041
                                                                                     -------
Total assets                                                                          17,218
                                                                                     =======

LIABILITIES
Segment Liabilities                                480            530           249    1,259
Unallocated Liabilities                                                                1,328
Total Liabilities                                                                      2,587

OTHER SEGMENT INFORMATION
Equity accounted investments included in                                               1,883
segment assets

Acquisition of Property, Plant &                    23              9            53       85
Equipment, and other non-current assets

Depreciation                                       315             13           454      782

Non-cash Expenses other than                         -              -             -        -
depreciation


                                                                      Page 38 44

PROGEN INDUSTIES LIMITED

NOTES TO THE FINANCIAL STATEMENTS

FOR THE YEAR ENDED 30 JUNE 2004
--------------------------------------------------------------------------------


26.  FINANCIAL INSTRUMENTS

a)   INTEREST RATE RISK

The Company's exposure to interest rate risks and the effective interest rates of financial assets and financial liabilities, both recognised and unrecognised at the balance date are as follows:

FIXED INTEREST RATE MATURING IN:

FINANCIAL
INSTRUMENTS 2004
                                                                                  TOTAL
                                                                                CARRYING    WEIGHTED
                                                                                AMOUNT AS    AVERAGE
                             FLOATING             OVER 1    MORE      NON-       PER THE    EFFECTIVE
                             INTEREST    1 YEAR    TO 5    THAN 5   INTEREST     BALANCE    INTEREST
                               RATE     OR LESS    YEARS    YEARS    BEARING      SHEET       RATES

                               $'000     $'000     $'000    $'000     $'000      $'000%

(i) FINANCIAL ASSETS

Cash                             1,241    13,080        -        -          -      14,321         5.0
Trade and other receivables          -         -        -        -        458         458           -
Security deposit                     -         -        -        -         15          15         3.3
                             ------------------------------------------------------------
Total financial assets           1,241    13,080        -        -        473      14,794
                             ------------------------------------------------------------


(ii)  FINANCIAL LIABILITIES

Trade creditors                      -         -        -        -      1,300       1,300           -
                             ------------------------------------------------------------
Total financial liabilities          -         -        -        -      1,300       1,300
                             ------------------------------------------------------------


FIXED INTEREST RATE MATURING IN:

FINANCIAL
INSTRUMENTS 2003

                                                                                  TOTAL
                                                                                CARRYING    WEIGHTED
                                                                                AMOUNT AS    AVERAGE
                             FLOATING             OVER 1    MORE      NON-       PER THE    EFFECTIVE
                             INTEREST    1 YEAR    TO 5    THAN 5   INTEREST     BALANCE    INTEREST
                               RATE     OR LESS    YEARS    YEARS    BEARING      SHEET       RATES

                               $'000     $'000     $'000    $'000     $'000      $'000%

(i) FINANCIAL ASSETS

Cash                             6,374     5,621        -        -          -      11,995         4.8
Trade and other receivables          -         -        -        -        666         666           -
Security deposit                     -         -        -        -         15          15         3.9
                             ------------------------------------------------------------
Total financial assets           6,374     5,621        -        -        681      12,676
                             ------------------------------------------------------------


(ii)  FINANCIAL LIABILITIES

Trade creditors                      -         -        -        -      1,707       1,707           -
                             ------------------------------------------------------------
Total financial liabilities          -         -        -        -      1,707       1,707
                             ------------------------------------------------------------


                                                                      Page 39 44

PROGEN INDUSTIES LIMITED

NOTES TO THE FINANCIAL STATEMENTS

FOR THE YEAR ENDED 30 JUNE 2004
--------------------------------------------------------------------------------


26.  FINANCIAL INSTRUMENTS (CONT'D)

b)   NET FAIR VALUES

All financial assets and liabilities have been recognised at the balance date at their net fair values.

(i) THE FOLLOWING METHODS AND ASSUMPTIONS ARE USED TO DETERMINE THE NET FAIR VALUES OF FINANCIAL ASSETS AND LIABILITIES

RECOGNISED FINANCIAL INSTRUMENTS

Cash, cash equivalents and short-term investments: The carrying amount approximates fair value because of their short-term to maturity.

Trade receivables, trade creditors and dividends receivable: The carrying amount approximates fair value.

Short-term borrowings: The carrying amount approximates fair value because of their short-term to maturity.

Non-current investments/securities: For financial instruments traded in organised financial markets, fair value is the current quoted market bid price for an asset or offer price for a liability, adjusted for transaction costs necessary to realise the asset or settle the liability. For investments where there is no quoted market price, a reasonable estimate of the fair value is determined by reference to the current market value of another instrument which is substantially the same or is calculated based on the expected cash flows or the underlying net asset base of the investment/security.

c)   CREDIT RISK EXPOSURE

The Company's maximum exposure to credit risk at balance date in relation to each class of recognised financial assets is the carrying amount of those assets in the balance sheet.

d)   HEDGING INSTRUMENTS

At 30 June 2004, the Company had no unused forward exchange contract facility (2003: $Nil).


                                                                 2004       2003
                                                                 $'000      $'000

27.  RECONCILIATION OF ACCUMULATED LOSSES

Balance at the beginning of the financial year                  (52,190)   (44,612)


Net loss attributable to members of Progen Industries Limited
                                                                 (4,781)    (7,578)
                                                               ---------  ---------

Total available for appropriation                               (56,971)   (52,190)
                                                               ---------  ---------

Balance at the end of the financial year                        (56,971)   (52,190)
                                                               =========  =========


                                                                      Page 40 44

PROGEN INDUSTIES LIMITED

NOTES TO THE FINANCIAL STATEMENTS

FOR THE YEAR ENDED 30 JUNE 2004
--------------------------------------------------------------------------------


28.  IMPACT OF ADOPTING AASB EQUIVALENTS TO IASB STANDARDS

Progen Industries Limited has commenced transitioning its accounting policies and financial reporting from current Australian Standards to Australian equivalents of International Financial Reporting Standards (IFRS). The Company has allocated internal resources and engaged expert consultants to perform diagnostics and conduct impact assessments to isolate key areas that will be impacted by the transition to IFRS. As a result of these procedures, the Company has graded impact areas as either high, medium or low. As the Company has a 30 June year end, priority has been given to considering the preparation of an opening balance sheet in accordance with AASB equivalents to IFRS as at 1 July 2004. This will form the basis of accounting for Australian equivalents of IFRS in the future, and is required when the Company prepare its first fully IFRS compliant financial report for the year ended 30 June 2006. Set out below are the key areas where accounting policies will change and may have an impact on the financial report of the Company. At this stage the Company has not been able to reliably quantify the impacts on the financial report.

Impairment of Assets

Under the Australian equivalent to IAS 36 Impairment of Assets the recoverable amount of an asset is determined as the higher of net selling price and value in use. This will result in a change in the Company's current accounting policy which determines the recoverable amount of an asset on the basis of discounted cash flows. Under the new policy it is likely that impairment of assets will be recognised sooner and that the amount of write-downs will be greater. Reliable estimation of the future financial effects of this change in accounting policy is impracticable because the conditions under which impairment will be assessed are not yet known.


Share Based Payments

Under AASB 2 Share based payments, the Company will be required to determine the fair value of options issued to employees as remuneration and recognise an expense in the net profit. This standard is not limited to options and also extends to other forms of equity based remuneration. It applies to all share-based payments issued after 7 November 2002 which have not vested as at 1 January 2005. Reliable estimation of the future financial effects of this change in accounting policy is impracticable as the details of future equity based remuneration plans are unknown.


Income Taxes

Under the Australian equivalent to IAS 12 Income Taxes, the Company will be required to use a balance sheet liability method which focuses on the tax effects of transactions and other events that affect amounts recognised in either the Statement of Financial Position or a tax-based balance sheet. It is not expected that there will be any further material impact as a result of adoption of this standard.


                                                                      Page 41 44

PROGEN INDUSTIES LIMITED

ASX ADDITIONAL INFORMATION

FOR THE YEAR ENDED 30 JUNE 2004
--------------------------------------------------------------------------------


ASX ADDITIONAL INFORMATION

Additional information required by the Australian Stock Exchange Ltd not shown elsewhere in this report is as follows. The information is current as at 7 September 2004.

SUBSTANTIAL SHAREHOLDERS

The number of shares held by substantial shareholders listed in the Company's ASX register as at 7 September 2004 were Medigen Biotechnology Corporation with 2,256,350 ordinary shares.

CLASS OF EQUITIES AND VOTING RIGHTS

On 7 September 2004 there were 2,981 holders of ordinary shares in the Company. The voting rights attached to all ordinary shares in the Company as set out in the Company's Constitution are:
     a)   On  a  show  of  hands  every  Member  has  one  vote;
     b)   On  a  poll,  every  Member  has  one  vote for each fully paid share.

Under the terms of the Company's various option plans there are no voting rights attached to options.

DISTRIBUTION OF SHAREHOLDERS AND OPTIONHOLDERS AS AT 7 SEPTEMBER 2004.

Category           No. of Ordinary     No. of 2001      No. of 2000      No. of      2003
(size of holding)    Shareholders    Option holders   Option holders     Option    holders
                       (Quoted)        (Unquoted)       (Unquoted)     (Unquoted)  (Quoted)
-------------------------------------------------------------------------------------------

1 - 1,000                     1,446                -                -           -     2,376
1,001 - 5,000                 1,015                2                -           3       280
5,001 - 10,000                  227                6                -           5        41
10,001 - 100,000                245                7                5          27        57
100,001 and over                 48                -                1           3         4
-------------------------------------------------------------------------------------------
Total                         2,981               15                6          38     2,758
-------------------------------------------------------------------------------------------

The number of ordinary shareholders holding less than a marketable parcel as at 7 September 2004 was 143.


                                                                      Page 42 44

PROGEN INDUSTIES LIMITED

ASX ADDITIONAL INFORMATION

FOR THE YEAR ENDED 30 JUNE 2004
--------------------------------------------------------------------------------


THE NAMES OF THE TWENTY LARGEST HOLDERS OF QUOTED SECURITIES ARE:

                                    Listed Ordinary Shares    Listed Options
                                       No.      Percent     No      Percent
Computershare US Control Account     3,592,772    10.33          -        -

Medigen Biotechnology Corp           2,256,350     6.49          -        -

National Nominees Limited            1,891,693     5.44     51,961     1.38

Westpac Custodian Nominees Limited   1,251,894     3.60     92,866     2.47

Miss Fu Mei Wang                     1,050,013     3.02    192,726     5.12

Ms Fu-Ying Wang                      1,022,100     2.94    148,750     3.95

Health Super Pty Ltd                   834,945     2.40          -        -

INVIA Custodian Pty Limited<MCM-       828,409     2.38          -        -
BPA A/C>

Mr Min-Hua Yeh                         751,017     2.16     93,877     2.49

Cogent Nominees Pty Limited<SMP        626,327     1.80          -        -
Accounts>

Merrill Lynch (Australia) Nominees     512,116     1.47     85,620     2.27
Pty Ltd

Mr Chi-Liang Yang                      508,506     1.46     63,563     1.69

Mr Stephen Chang + Ms Lisa             432,377     1.24     47,077     1.25
Chang<Stephen Chang Super Fund
A/C>

Dr Gerard William Brady                429,134     1.23     53,641     1.42

ANZ Nominees Limited                   423,118     1.22     13,948     0.01

Mr Chien-Chuan Chen                    393,976     1.13     49,247     1.31

Mr Wen-Shui Kuo + Mrs Huang Pi-        387,533     1.11     14,316     0.01
Shia Kuo <Family Account>

Mr Sheng-Hsiung Chi                    381,189     1.10          -        -

I E Properties Pty Ltd                 380,000     1.09    159,370     4.23

J P Morgan Nominees Australia          377,587     1.09        501     0.01
Limited
---------------------------------------------------------------------------
                                    18,331,056    52.73  1,067,463    27.61
---------------------------------------------------------------------------

UNQUOTED EQUITY SECURITIES

Number                                                            No. on Issue  No. of Holders
----------------------------------------------------------------------------------------------
Options issued under the Executive Directors Option Plan in 2000       400,000               1
Options issued under the 2000 Employee Plan in 2000                    350,000               5
Options issued under the 2000 Employee Plan in 2001                    170,020              15
Options issued under the 2003 Employee Plan in 2003                  1,395,050              40
Options issued under the Private Placement Agreement in 2003           700,000               1


                                                                      Page 43 44

PROGEN INDUSTIES LIMITED

ASX ADDITIONAL INFORMATION

FOR THE YEAR ENDED 30 JUNE 2004
--------------------------------------------------------------------------------


CORPORATE DIRECTORY

DIRECTORS                                  COMPANY SECRETARY
S. Chang (Chairman)                        L.W.P. Burns
L.J. Lee (Managing Director)
Prof J.R. Zalcberg
P.O. Burns
M.L. Eutick
Dr. S.S.C. Chang
E. Chang (alternate for Dr. S.S.C. Chang)


REGISTERED OFFICE       SHARE REGISTRY -                 SHARE REGISTRY -
                        AUSTRALIA                        UNITED STATES
2806 Ipswich Road       Computershare Investor Services  Computershare Investor Services
Darra, Queensland 4076  Pty Ltd                          US
AUSTRALIA               Level 27, Central Plaza One      12039 West Alameda Parkway,
Phone +61 7 3273 9100   345 Queen Street                 Suite Z-2, Lakewood CO 80228
Fax +61 7 3375 9318     Brisbane, Queensland 4000        Phone 1303 986 5400
                        Phone 1300 552 270


ABN
82 010 975 612

BANKERS                  STOCK EXCHANGES  AUDITORS
National Australia Bank  ASX: PGL         Ernst & Young
                         NASDAQ: PGLAF    Level 5, Waterfront Place
                                          1 Eagle Street
                                          Brisbane, Queensland 4000
                                          Australia


                                                                      Page 44 44

</data>
<field sid="SubDocument_conformedName_2">
<value>doc4.txt</value>
</field>
<combobox sid="SubDocument_conformedDocumentType_2">
<value>EX-2</value>
</combobox>
<field sid="SubDocument_description_2">
<value>Exhibit 2</value>
</field>
<data sid="data3">
<filename>doc4.txt</filename>
<mimedata>
PROGEN INDUSTRIES LIMITED
ABN 82 010 975 612
NOTICE OF ANNUAL GENERAL MEETING
Notice is given that the Annual General Meeting of Progen Industries Limited will be held at the Endeavour
Room 1, Level 6, Christie Corporate Centre, 320 Adelaide Street, Brisbane, Queensland on Tuesday 30
November 2004 at 10.30 am.
BUSINESS
THE FINANCIAL STATEMENTS AND REPORTS
The Directors' Report, Financial Statements, Directors' Declaration and Independent Audit Report thereon for the financial year ended 30 June 2004 are laid before the meeting.
ORDINARY  RESOLUTIONS
1  RE-ELECTION  OF  DIRECTOR
To  consider  and,  if  thought  fit,  to  pass  the  following  resolution:
That Mr Stephen Chang, retires by rotation in accordance with the Company's Constitution, being eligible for re-election offers himself accordingly. Information about Mr Stephen Chang appears in the attached Explanatory Statement.
2  RE-ELECTION  OF  DIRECTOR
To  consider  and,  if  thought  fit,  to  pass  the  following  resolution:
That Dr Stanley Chang, retires by rotation in accordance with the Company's Constitution, being eligible for re-election offers himself accordingly. Information about Dr Stanley Chang appears in the attached Explanatory Statement.
3  RE-ELECTION  OF  DIRECTOR
To  consider  and,  if  thought  fit,  to  pass  the  following  resolution:
That Mr Patrick Burns, retires by rotation in accordance with the Company's Constitution, being eligible for re-election offers himself accordingly. Information about Mr Patrick Burns appears in the attached Explanatory Statement.
4 APPROVAL OF THE PROGEN DIRECTORS AND EMPLOYEES OPTION INCENTIVE PLAN To consider and, if thought fit, pass the following resolution:
That for the purposes of Exception 9(b) contained within Listing Rule 7.2 of the Australian Stock Exchange Listing Rules The Progen Directors and Employees Option Incentive Plan on the terms as set out in the attached Explanatory Statement is hereby approved.
VOTING  EXCLUSION  STATEMENT
RESOLUTION  4
In accordance with the Australian Stock Exchange Listing Rules the Company will disregard any votes cast on resolution 4 by or on behalf of:
-  A  Director  of  the  Company;  and
-  An associate of a Director of the Company.
However the Company need not disregard a vote if:
- it is cast by a person as a proxy for a person who is entitled to vote, in accordance with the directions on the proxy form; or 1
- it is cast by the person chairing the meeting as a proxy for a person who is entitled to vote, in accordance with the directions on the proxy form to vote as the proxy decides.
BY  ORDER  OF  THE  BOARD
_________________________________
Linton Burns
Company Secretary
7 October 2004

NOTES:
VOTING
HOW YOU CAN VOTE
You may vote by attending the Annual General Meeting in person or by proxy. VOTING ENTITLEMENTS
For the purpose of this meeting, shares in the Company will be taken to be held by the persons who are registered holders at close of business on 26 November 2004. Accordingly, transactions registered after that time will be disregarded in determining entitlements to attend and vote at the meeting.
PROXIES
Please note that
a) A member has the right to appoint a proxy and that person need not be a shareholder of Progen Industries Limited. The appointment may be advised to Progen Industries Limited using the enclosed proxy form, by mail or fax.
b) A member who is entitled to cast two or more votes may appoint two proxies and may specify the proportion or number of votes each proxy is appointed to exercise.
c) Please ensure that the proxy instructions are received not later than 48 hours before the meeting at the Share Registry of the Company, Computershare Investor Services Pty Ltd located at: Level 27, Central Plaza One 345 Queen Street Brisbane, Queensland 4000 or by facsimile to Computershare on +61 7 3237 2152
d) Any member may, by power of attorney, appoint to act on his or her behalf and such power of attorney or certified copy must be received by Progen Industries Limited as specified in paragraph c) above.
e) Any corporation which is a member of Progen Industries Limited may appoint a representative to attend and vote on behalf of that corporation at this meeting. Appointments of representatives by corporations must be received by Progen Industries Limited as specified in paragraph c) above, at any time before the time of holding this Meeting.
QUESTIONS  AND  COMMENTS  BY  MEMBERS  AT  THE  MEETING
In accordance with the Corporations Act, a reasonable opportunity will be given to members at the Meeting to ask questions about or make comments on company matters. Members have the right to ask questions of the auditor or its representative. 2
EXPLANATORY STATEMENT
The following notes have been prepared to assist shareholders with their consideration of the resolutions set out in the Notice of Annual General Meeting of Progen Industries Limited ABN 82 010 975 612 (the "Company") to be held at Endeavour Room 1, Level 6, Christie Corporate Centre, 320 Adelaide Street, Brisbane, Queensland on 30 November 2004 at 10.30am.
ITEM  1,  2  AND  3  -  RE-ELECTION  OF  DIRECTORS
Resumes of the candidates for re-election to the office of Director are as follows:
STEPHEN CHANG B.ENG.
EXECUTIVE CHAIRMAN

Mr Chang is a founding Director and has served as Chairman from 1989 to 1994 and again since 1999. He served as Chairman of Taiwan based Medigen Biotechnology Corporation as well as a General Manager and Director of Australia Pacific Electric Cables Pty Ltd and Capac International Pty Ltd. Prior to 1987, he was Technical Manager and Senior Engineer with Taiwan Pacific Group, a large publicly listed Taiwanese conglomerate specialising in the IT industry. Mr Chang has also served as a Technology Consultant to a number of cable industries. He has extensive networks in industry and financial markets of the Asia Pacific Rim as well as Greater China.
STANLEY  CHANG,  MD.  PH.D.
NON-EXECUTIVE  DIRECTOR
Dr Chang holds a medical degree from the National Taiwan University (NTU) college of Medicine, and a PhD from the Department of Surgery, London Medical School, University of London. He has spent the majority of his medical profession at the Tz'u Chi hospital building an extensive career in various senior positions within the department of urology. He furthered his experience from 1993-1996 with a four-year term at the Lister Hospital, Stevenage, United Kingdom as a consulting physician and attained the position of Chairman of the Faculty of Medicine at the Tz'u Chi College of Medicine on his subsequent return to Taiwan. Since 1990, he has received 17 awards from local and international organisations, associations and foundations. He has published extensively and presented at various local and international conferences. Currently Dr Chang holds the position of Chairman and CEO of Taiwan-based Medigen Biotechnology Corporation.
PATRICK BURNS, B.A. LLB (HONS)
NON-EXECUTIVE INDEPENDENT DIRECTOR
MEMBER OF AUDIT COMMITTEE
MEMBER  OF  REMUNERATION  COMMITTEE
Mr Burns was a Senior Consultant to Early Stage Enterprises, a New Jersey venture capital fund investing primarily in developing technology growth companies. From 1997, Mr Burns has also been a member of the Boards of Directors of Synbiotics Corp, which specialises in animal health care, and Annovis Inc, a specialty chemicals company and a Senior Advisor to AcrossFrontiers International, Inc. He is currently Vice Chairman of Euclid Systems Corp, an eye care company; Chairman of StablEyes, Inc a biotechnology company in the eye care field and an advisor to a number of early stage technology companies. From 1986 to 1997, he was a Vice President/Principal of R&D Funding Corp, the general partner of four research and development funds of Prudential Securities Incorporated, and from 1991 until 1997 he served as Senior Vice President of Prudential Securities. In 1971, Mr Burns organised Minority Equity Capital Company, Inc, a multi-million dollar venture capital fund, where he was the President, Chief Executive Officer and a Director until 1985. Mr

Burns previously practiced law in New York with Milbank, Tweed, Hadley & McCloy. He holds a BA from Dartmouth College and an LLB (Honours) from Harvard Law School.
ITEM 4 APPROVAL OF THE PROGEN DIRECTORS AND EMPLOYEES OPTION INCENTIVE PLAN ("THE PLAN")
The Directors of Progen obtained shareholder approval at the Company's 2003 Annual General Meeting for an Option Incentive Scheme pursuant to which 1,800,000 options would be issued to Directors and employees of the Company at the discretion of the Board. The Board subsequently issued 1,800,000 options under the Option Terms approved by shareholders at that Annual General Meeting. The Directors believe that option incentive schemes are an effective means of attracting, retaining and motivating Directors and employees and intend to continue issuing options in the foreseeable future. The resolution being put to shareholders is for a more general option incentive plan that does not have a specific limit on the number of options that can be issued, nor a specific exercise price for those options. 3
Broadly speaking Listing Rule 7.1 of the ASX Listing Rules provides that a listed company may issue in aggregate equity securities (which include shares and options) up to 15% of its fully paid ordinary shares within a 12 month period without seeking shareholder approval. Options issued under an employee option incentive plan are therefore included within the 15% limit. There are various exceptions to this rule.
One of the exceptions provided for in Listing Rule 7.2, exception 9(b), is that securities issued under an employee incentive scheme will not be taken into account when calculating the 15% limit, provided that within 3 years before the date of issue of the securities, the Company's shareholders have approved the employee incentive scheme as an exception to the 15% limit. Accordingly, Resolution 4 seeks shareholder approval of the Plan.
The Directors approved the Plan on 7 October 2004.
A  summary  of  the  terms  of  the  Plan  follows:
- The Directors may, at their discretion, issue invitations to 'eligible employees' inviting them to take up options under the Plan.
- 'Eligible employees' are full time and permanent part time employees and Directors of the Company.
Note: under Listing Rule 10.14, any issue of options to a director requires specific approval at a general meeting of shareholders.
- The exercise price and exercise period will be determined by the Directors and specified on the invitation. The exercise price can not be less than the average closing share price as recorded on the ASX in the 5 business days preceding the grant of options.
- An offer of options must not be made under the Plan if the number of shares that may be acquired on exercise of such options, when aggregated with:
(a) the number of shares that would be issued if each outstanding offer or option to acquire unissued shares, being an offer made or option acquired in accordance with an Employee Share Scheme, was to be accepted or exercised (as the case may be); and
(b) the number or Shares issued during the previous five years in accordance with an Employee

Share Scheme, but disregarding any offer made, or option acquired or share issued, by way of or as a result of:
(c) an offer to a person situated outside Australia at the time of receipt of the offer; and
(d) an offer that did not require disclosure because of section 708 of the Corporations Act, exceeds 5% of the total number of shares on issue at the time of that offer.
- Options granted under the Plan will lapse if the option-holder ceases to be an eligible employee for any reason other than death, retirement or disability.
- Options granted in accordance with the Plan are personal to the option-holder and cannot be transferred to any other person (except a legal representative on the death of the option-holder)
- The Directors have the right to terminate the Plan at any time.
- The option-holder cannot participate in new issues of underlying securities without first exercising the options.
- In the event of a capital reconstruction, the options will be reconstructed n accordance with the ASX Listing Rules. No options have been issued under the Plan. Any shareholder requiring a copy of the full terms of the Plan will be sent one, free of charge, on request to the Company. 4